UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934 (Amendment No.       )

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PHINIA Inc.
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2025

Notice of Annual Meeting of Shareholders and Proxy Statement

May 21, 2025 | 9:00 AM Eastern Time

PHINIA is a global, market-leading premium solutions and components provider, with over 100 years of manufacturing expertise and industry relationships.

2025 | Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Proposals and Voting Recommendations

1	Election of Directors	“FOR” each nominee	DATE AND TIME May 21, 2025 9:00 a.m. Eastern Time LOCATION PHINIA Inc. Global Headquarters 3000 University Drive Auburn Hills, MI 48326 RECORD DATE March 24, 2025

2	Advisory Approval of the Compensation of Our Named Executive Officers	“FOR”

3	Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	“FOR”

We invite you to attend our 2025 annual meeting of shareholders (Annual Meeting) at PHINIA's global headquarters on Wednesday, May 21, 2025, at 9:00 a.m. Eastern Time to vote on the above proposals.
Only shareholders of record at the close of business on March 24, 2025 are entitled to notice of, and to vote before or during, the Annual Meeting. Please read the attached proxy statement (Proxy Statement) carefully, as it describes in greater detail the matters to be acted upon, and your voting rights with respect to, those matters.
Thank you for your continued support. We look forward to welcoming you at the Annual Meeting.
Robert Boyle
Vice President, General Counsel and Secretary
April 8, 2025

HOW TO VOTE
Even if you plan to attend the Annual Meeting, we ask that you vote as promptly as possible. Voting early will help avoid additional solicitation costs and will not prevent you from voting during the Annual Meeting, if you wish to do so.
INTERNET
Visit www.proxyvote.com.
PHONE
Call 1-800-690-6903.
MAIL
If you received printed copies of the proxy materials, complete, sign, and return your proxy card or voting instruction form by mail.
QR CODE
Scan this QR code using your mobile device.
IN-PERSON VOTING
Follow the instructions provided in the 2025 Annual Meeting section of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2025. The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

Proxy Statement | 2025 | i

Dear Fellow Shareholders,
On behalf of our entire Board of Directors, thank you for your continued investment in PHINIA. Looking back on the past year, our Board is incredibly proud of the progress PHINIA and its employees made in our first full year as an independent company, and we believe the Company is well-positioned for the future. As directors, we take pride in the role we play in overseeing the Company’s execution of our strategy and disciplined approach to capital allocation.
Delivering on Our Business Strategy
During 2024, our talented workforce, under the leadership of Brady Ericson, PHINIA’s President and Chief Executive Officer, continued executing our strategy for long-term value creation and delivered solid financial and operational performance, despite macroeconomic headwinds and challenges. PHINIA’s product leadership, customer service focus, and stable growth strategy led to several exciting new business wins across product lines and geographies and expansion into growing markets. This focus on execution translated into excellent 2024 financial results that gave our Board the ability to return significant capital to our shareholders. In 2024, we returned more than $256 million to shareholders through a combination of quarterly dividends and share repurchases. These returns were complemented by meaningful appreciation in the price of our common stock, with shares closing the year up more than 59% over the prior year-end.
Highly Engaged and Balanced Board
Our Board remains committed to robust oversight of the Company’s long-term strategy. To support this commitment, we continually assess the composition of the Board to ensure we have the right mix of skills and perspectives. This process contributed to our decision, in June 2024, to welcome Meggan M. Walsh to our Board. Meggan brings extensive leadership experience in investment management and financial expertise, including in capital allocation and merger and acquisition analysis, and insight into investor expectations and stewardship matters, including capital allocation, disciplined investments, shareholder returns, and risk oversight.
Constructive and Proactive Shareholder Engagement
The Board and management value the opportunity to engage with our shareholders. Over the past year, our engagement focused on financial performance, corporate governance, executive compensation, industry dynamics and market trends, and sustainability matters, among others. The Board and management regularly discussed the feedback received during these meetings. Our discussions informed various decision making throughout the year, including as we assessed strategic decisions for the near and long term, and contributed to our decision to welcome Meggan to our Board.

ii | 2025 | Proxy Statement

Publishing Our Inaugural Sustainability Report
In August 2024, PHINIA published its inaugural sustainability report. Sustainability has long been embedded in PHINIA’s business and culture, and the report highlights the steps the Company has taken to formalize its sustainability priorities and strategies. These initiatives are regularly discussed between the Board and management and include efforts to quantify and reduce emissions in new product development, optimize energy efficiency and reduce greenhouse gas emissions across our operations, accelerate talent development and engagement throughout our workforce, and continuously improve PHINIA quality and safety in our facilities and relating to our products.
Thank You
We are grateful for your support of PHINIA and the over 12,500 employees who further PHINIA’s vision for a brighter, cleaner tomorrow and uphold its culture and values. Your vote and perspective are important to us. We encourage you to review both our proxy statement and annual report and hope you can join us at our 2025 Annual Meeting of Shareholders on May 21, 2025.

With respect and gratitude, Rohan S. Weerasinghe Independent, Non-Executive Chair

Proxy Statement | 2025 | iii

PROXY STATEMENT
The Board of Directors (the Board) is providing this proxy statement (the Proxy Statement) in connection with its solicitation of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on May 21, 2025 (the Annual Meeting). We began making our proxy materials available on April 8, 2025.

As used in this Proxy Statement and elsewhere in our proxy materials, the terms “PHINIA,” “the Company,” “we,” and “our” refer to PHINIA Inc. This Proxy Statement includes website addresses and references to additional materials found on those websites or in other reports filed with the Securities and Exchange Commission (the SEC). These websites and materials are not incorporated into this Proxy Statement by reference.
Cautionary Statement Regarding Forward-Looking Information
This Proxy Statement and Letter from Our Non-Executive Chair contain certain “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” "strive," “target,” “when,” “will,” “would,” or other words of similar meaning. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. These risks, uncertainties, and other factors are described more fully in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the SEC. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Proxy Statement | 2025 | 1

COMPANY HIGHLIGHTS

Our Company

PHINIA is an independent, market-leading premium solutions and components provider, with over 100 years of manufacturing expertise and industry relationships and a strong brand portfolio that includes DELPHI®, DELCO REMY®, and HARTRIDGE™. We have a talented team of over 12,500 employees across 43 locations in 20 countries and are headquartered in Auburn Hills, Michigan, USA.

Across commercial vehicles and industrial applications (medium-duty and heavy-duty trucks, buses, and other off-highway construction, marine, agricultural, and aerospace and defense), light commercial vehicles (vans and trucks), and light passenger vehicles (passenger cars, mini-vans, cross-overs, and sport-utility vehicles), we develop fuel systems, electrical systems, and aftermarket solutions designed to keep combustion engines operating at peak performance, while investing in advanced technologies to unlock the potential of alternative fuels.

Our Vision

Advancing Sustainability Today, Powering A Cleaner Tomorrow

Our Values

Our values support our commitment to innovation and quality as a trusted partner, powering our customers' transition to a cleaner, brighter tomorrow.

Product Leadership
Innovation that brings value to our customers

Humility
Seeking out diverse perspectives and working collaboratively

Inclusivity
Recognizing our differences make us stronger; we are bold and intentional

Net-Zero
Committed to energy efficiency, waste reduction, and beneficial reuse

Integrity
Taking responsibility for our decisions and doing what is right

Accountability
Taking ownership of our actions and for driving results

2 | 2025 | Proxy Statement

COMPANY HIGHLIGHTS
2024 Financial Performance
Adjusted Sales, Adjusted Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. See Annex A for reconciliations to their most directly comparable financial measures as reported under GAAP.
Our Vision for Long-Term Value Creation

Technology expert and partner of choice for customers	Pursue attractive growth opportunities in right-to-win categories

Sustainable, high-quality margin and cash flow generation to create shareholder value	Disciplined investment for growth and competitive capital returns, while preserving balance sheet

Capital Allocation Strategy
Our capital allocation strategy is a key component of our vision for long-term value creation. This strategy has enabled us to sustain strong shareholder returns and stock price performance since the Board approved the Company’s initial share repurchase program and implementation of the Company’s dividend on August 31, 2023.

“Strategically and financially, our 2024 actions are expected to continue to drive meaningful cash flow generation, shareholder returns, and solid, sustainable growth for PHINIA.”

– Brady D. Ericson, President and Chief Executive Officer

☐	PHINIA	☐	S&P 600 Index	☐	S&P 600 Automotive Parts & Equipment Index

Total return on stock (including reinvestment of dividends) from August 31, 2023 through December 31, 2024.

Proxy Statement | 2025 | 3

COMPANY HIGHLIGHTS
Sustainability
PHINIA’s commitment to sustainability and corporate responsibility is embedded in our values and how we do business. We provide fuel systems, electrical systems, and aftermarket solutions — developed and manufactured responsibly — that are designed to enhance efficiency and reduce the environmental impact of vehicles, industrial machinery, and other applications. In doing so, we seek to contribute to a cleaner tomorrow, treat our people and surrounding communities with respect, and hold ourselves accountable to robust ethical standards.
During 2024, we proudly published our inaugural Sustainability Report. The report highlights our sustainability framework and strategies across environmental, social, and governance topics and the range of sustainability initiatives we began implementing and advancing during the preceding year, some of which are highlighted below. We encourage you to view our full report, available at www.phinia.com/sustainability, and look forward to engaging with stakeholders on our progress for years to come.

4 | 2025 | Proxy Statement

COMPANY HIGHLIGHTS

SOCIAL

Our People

We empower and support our employees through our talent and development programs, health and safety initiatives, and community engagement efforts.

Inclusion

We strive to cultivate a culture where differences are valued, respected, and embraced and provide tools and opportunities to help all employees reach their full potential. We believe recognition of, and appreciation for, differences in backgrounds and experiences is an important part of creating a greater understanding of each other. Through our various initiatives, we support this belief and showcase the broad spectrum of backgrounds, experiences, and skills of our talented employees.

Total Rewards

Attracting and retaining highly skilled talent is critical to our success. Through our total rewards program, we deliver reward and recognition programs and competitive pay and benefit packages across our global workforce.

Culture and Engagement

We believe engaging our employees and helping them feel connected to each other and our culture enables them to thrive and make a positive impact. During 2023, we hosted 50+ values discussion sessions, 118+ fireside chats with the CEO and other senior management, and 133+ other engagement events to foster dialogue and camaraderie. We also encouraged employee involvement in our 2023 community engagement efforts, with 121+ initiatives across 11 countries and over $1.25 million in donations.

Health and Safety

We emphasize the importance of health and safety by engaging employees across different roles and geographies through workplace safety training and prevention initiatives, best practice sharing, safety meetings, and recognition programs. Our 2023 safety performance consisted of a 0.19 Total Recordable Incident Rate and 0.12 Lost Time Incident Rate. 100% of PHINIA manufacturing plants that supply to an OEM are certified to ISO 45001:2018 Occupational health and safety management standard.

Learning and Development

Our training, mentoring, and formal development opportunities enable our employees to build the skills needed to reach their short- and long-term career goals and drive outstanding results. During 2023, we rolled out 950+ in-person training sessions, provided 50+ online and in-person technical and soft skill courses through PHINIA University, and promoted a flexible 70/20/10 learning and development model to suit many different learning styles and needs.

GOVERNANCE

Ethics and Compliance

Through Code of Conduct training and our compliance hotline, we provide employees with tools to conduct our business ethically and honestly and confidentially and anonymously raise questions and concerns.

Product Quality and Safety

Our Key Quality Principles assist us achieving and maintaining a reputation of excellence and center on consistent customer focus, quality production, and continuous improvement.

Data Protection and Cybersecurity

We are committed to implementing robust data privacy standards and protecting against cyber threats through a cross-functional, multi-layered approach that includes surveillance and monitoring, system safeguards, collaboration mechanisms, cybersecurity risk processes, and required training, among other efforts.

Supply Chain Responsibility

Through direct engagement, our supplier scorecard, and self-assessments, we seek to ensure our suppliers meet our high standards and improve their performance, across human rights, environmental, and other sustainability topics.

Proxy Statement | 2025 | 5

COMPANY HIGHLIGHTS
Shareholder Engagement
We recognize our relationships with shareholders and other stakeholders are an important part of the Company’s success. During 2024, we engaged with shareholders, prospective shareholders, and other stakeholders and members of the broader investing community.
During these engagements, our management team provided updates on a range of topics, addressed questions and engaged with investors, and enhanced our understanding of key perspectives and focus areas of investors. Upon request, our Non-Executive Chair joined discussions with shareholders to add an independent director perspective. The Board and management team carefully consider feedback from these meetings in evaluating our business and strategic priorities, as well as corporate governance, executive compensation, sustainability, and other strategies and initiatives.

Engagement Team

Executive Management	Investor Relations	Senior Leadership	Subject Matter Experts	Board of Directors

•Institutional investors, including mutual funds, pension funds, and hedge funds, insurance companies, sovereign wealth funds, and others
•Sell-side analysts
•Credit and debt investors
•Proxy advisory firms
•Rating agencies/firms
•One-on-one and group meetings •Quarterly earnings calls •Industry and sell-side events and conferences •Company-hosted events and presentations •Written and electronic communications

•PHINIA website: investors.phinia.com
•Quarterly earnings
•Industry events and conferences
•Press releases and presentations
•SEC filings
•Inaugural Sustainability Report
•PHINIA sustainability website: www.phinia.com/sustainability

•Overall business strategy
•Financial performance and business conditions
•Capital allocation
•Growth opportunities and industry trends
•Product innovation and development
•Corporate governance
•Executive compensation
•Sustainability reporting and strategies

6 | 2025 | Proxy Statement

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement before voting.
Proposal 1: Election of Directors

The Board recommends a vote FOR each director nominee.

Our Director Nominees
Our Board brings extensive experience and expertise across multiple disciplines. Each member of the Board was chosen for his or her skills and experiences, including with respect to: the transportation industry; manufacturing and operations; capital markets, corporate finance, and investments; legal and enterprise risk management; executing on restructuring programs; adapting to changing market conditions; demonstrated success in acquisitions and integrations across global commercial vehicle, industrial, light commercial vehicle, light passenger vehicle, and aftermarket industries; excellence in building culture; and general business acumen.

Samuel R. Chapin
Independent
Senior Advisor, Rockefeller Capital Management; Retired, Former Executive Vice Chairman, Global Corporate and Investment Banking, Bank of America Merrill Lynch
Age: 67
Committees: CC, CGC
	Brady D. Ericson President and Chief Executive Officer, PHINIA Inc. Age: 53 Committees: None	Robin Kendrick Independent Retired, Former President and Chief Executive Officer, Accuride Corporation Age: 60 Committees: AC, CGC	Latondra Newton Independent Former Senior Vice President and Chief Diversity Officer, The Walt Disney Company Age: 56 Committees: CC

D’aun Norman Independent Retired, Former Audit Partner, Ernst & Young LLP Age: 58 Committees: AC*	Meggan M. Walsh Independent Retired, Former Senior Portfolio Manager and Head, Dividend Value, Invesco Ltd. Age: 61 Committees: CGC	Rohan S. Weerasinghe Independent Non-Executive Chair, PHINIA Inc.; Of Counsel, A&O Shearman; Retired, Former General Counsel, Citigroup, Inc. Age: 74 Committees: CGC*	Roger J. Wood Independent Retired, Former Co-Chief Executive Officer, Tenneco Inc. Age: 62 Committees: AC, CC*

COMMITTEE KEY: AC – Audit Committee | CC – Compensation Committee | CGC – Corporate Governance Committee | * Committee Chair

Proxy Statement | 2025 | 7

PROXY SUMMARY
Board Composition and Qualifications
Our Board utilizes a thoughtful approach to board composition. We seek to establish and maintain a board that is strong in its collective knowledge and that possesses a broad range of perspectives, skills, qualifications, attributes, and experiences in areas identified as relevant to oversee management and guide the Company in executing its business strategy, recognizing that these areas may change over time.
Age

☐	<60 years
☐	60-70 years
>70 years

Independence

☐	Independent
☐	Non-Independent
Diversity

☐	Diversity
☐	Gender Diversity
Racial/Ethnic Diversity

Senior Leadership Experience - 6/8	Manufacturing & Operations Experience - 4/8	Financial Expertise - 7/8

Public Company Board Experience - 4/8	International Experience - 6/8	Risk Management Expertise - 8/8

Transportation Industry Experience - 5/8	Technology & Innovation Expertise - 3/8	Legal, Regulatory & Public Policy Expertise - 4/8

Governance Highlights

Independent Board Chair
Annual election of directors
Majority voting standard for election of directors
7 of 8 director nominees are independent
Key Board committees entirely composed of independent directors
Use of a skills matrix to align Board selection with business strategy
Annual evaluation of Board, Board committees, individual independent directors, and management, including CEO
Director time commitment (overboarding) policy

Director retirement policy
Director and executive share ownership policies
Prohibition of speculative, hedging and pledging transactions
Clawback (compensation recovery) policy
Regular shareholder engagement efforts
Robust governance and risk oversight structure
No super majority voting provisions
Proxy access shareholder rights
No shareholder rights plan

8 | 2025 | Proxy Statement

PROXY SUMMARY
Proposal 2: Advisory Approval of the Compensation of Our Named Executive Officers

The Board recommends a vote FOR this proposal.

2024 Executive Compensation Overview
The principal components of executive compensation listed below, including the significant percentage of compensation opportunity that is at-risk and tied to Company performance, support our compensation philosophy and objectives. We review each component annually and adjust when appropriate, including to more closely align with median market levels (50th percentile of our compensation peer group). Total target compensation may be below or above the median considering an executive’s scope of responsibilities and experience, development opportunities, changes in responsibilities, and individual performance. For 2024, 85% of total target compensation for our Chief Executive Officer (CEO) and an average of 66% for our other named executive officers (NEOs) was at-risk and tied to performance.

CEO	Other NEOs

Element	How It’s Paid	Key Features

Salary	Cash (Fixed)	Competitive, fixed rate of pay relative to similar positions in the market intended to enable us to attract and retain critical executive talent

Annual Cash Incentive	Cash (Variable)	Performance-based, at-risk compensation intended to focus executives on achieving annual financial goals designed to drive shareholder value

Long-Term Equity Incentive	Equity (Variable)	Performance-based, at-risk compensation intended to focus executives on achieving longer-term financial goals designed to drive long-term shareholder value and support our retention strategies

Proxy Statement | 2025 | 9

PROXY SUMMARY
Compensation Highlights
Our executive compensation program demonstrates our commitment to sound compensation governance principles. The following table highlights some of the more significant best practices we have adopted, and the practices we have avoided, to maintain this commitment.

What We Do

Pay for performance compensation philosophy
Significant portion of executive pay is performance-based and at-risk
Incentive compensation earned based on the achievement of key financial performance measures, including EVA, Adjusted Free Cash Flow, and TSR (as each is defined in this Proxy Statement)
Align long-term objectives with shareholder value creation
Utilize market compensation data, and benchmark against peer group of companies
Compensation Committee composed solely of independent directors
Engage independent compensation consultant, reporting directly to the Compensation Committee
Conduct annual compensation review and risk assessment
Maintain balanced compensation structure, consisting of fixed and variable pay, short- and long-term time horizons, and cash and equity components
Include double-trigger change of control provisions in equity award terms
Require minimum one-year vesting period for equity awards
Use shareholder engagement and business objectives to inform compensation program
Utilize rigorous goal setting process
Maintain Clawback Policy that empowers PHINIA to recover certain incentive compensation erroneously awarded
Require robust executive stock ownership

What We Don’t Do

We do not provide excessive severance benefits
We do not provide excessive executive benefits
We do not provide tax gross-ups to NEOs, except in limited circumstances relating to international assignments
We do not pay current dividends or dividend equivalents on unvested awards; dividend equivalents vest only when, if, and to the extent that the underlying awards vest
We do not provide single-trigger change of control severance benefits except if awards are not assumed by the acquiror
We do not permit hedging or pledging of our stock
We do not permit short sales, put options, call options, or other market-offered derivative transactions involving our stock
We do not encourage excessive or unnecessary risk-taking through our compensation policies

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

The Board recommends a vote FOR this proposal.

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. At the Annual Meeting, shareholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for 2025. The Audit Committee believes the continued retention of PwC as our independent registered public accounting firm for 2025 is in the best interests of our Company and shareholders.

10 | 2025 | Proxy Statement

Proposal 1
Election of Directors

The Board, upon the recommendation of the Corporate Governance Committee, has nominated eight individuals for election as directors at the Annual Meeting, to serve for a term of office expiring at the Company’s 2026 annual meeting of shareholders and until his or her successor has been duly elected and qualified.
Each of the eight director nominees currently serves as a director on the Board. Each director nominee was chosen through a deliberate and thoughtful process over many months, based on extensive consideration of the current and anticipated needs of the Company. We expect that each director nominee will be able to serve, if elected. If any director nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Samuel R. Chapin
Independent
Senior Advisor, Rockefeller Capital Management; Retired, Former Executive Vice Chairman, Global Corporate and Investment Banking, Bank of America Merrill Lynch
Age: 67
Committees: CC, CGC
	Brady D. Ericson President and Chief Executive Officer, PHINIA Inc. Age: 53 Committees: None	Robin Kendrick Independent Retired, Former President and Chief Executive Officer, Accuride Corporation Age: 60 Committees: AC, CGC	Latondra Newton Independent Former Senior Vice President and Chief Diversity Officer, The Walt Disney Company Age: 56 Committees: CC

D’aun Norman Independent Retired, Former Audit Partner, Ernst & Young, LLP Age: 58 Committees: AC*	Meggan M. Walsh Independent Retired, Former Senior Portfolio Manager and Head, Dividend Value, Invesco Ltd. Age: 61 Committees: CGC	Rohan S. Weerasinghe Independent Non-Executive Chair, PHINIA Inc.; Of Counsel, A&O Shearman; Retired, Former General Counsel, Citigroup, Inc. Age: 74 Committees: CGC*	Roger J. Wood Independent Retired, Former Co-Chief Executive Officer, Tenneco Inc. Age: 62 Committees: AC, CC*

COMMITTEE KEY: AC – Audit Committee | CC – Compensation Committee | CGC – Corporate Governance Committee | * Committee Chair

Our Board recommends that you vote “FOR” the election of each of the eight nominees.

Proxy Statement | 2025 | 11

PROPOSAL 1
Board Composition and Qualifications
Our Board seeks to establish and maintain a board of directors that is strong in its collective knowledge and possesses a broad range of perspectives, skills, qualifications, attributes, and experiences in areas identified as relevant to guide the Company in executing its business strategy, recognizing that these areas may change over time.
The Corporate Governance Committee is responsible for establishing criteria for membership on the Board and its committees, such as depth of experience, balance of business interest and experience, independence, required expertise and qualifications, and for identifying and recommending to the Board the names of qualified persons for election or re-election as directors. In considering each director candidate and the composition of the Board and its committees as a whole, the Corporate Governance Committee will consider at a minimum the extent to which candidates possess the following factors, which are also outlined in the Committee's charter:
•the highest personal and professional ethics, integrity, and values;
•demonstrated business acumen, experience, and ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company;
•ability to evaluate strategic options and risks, form independent opinions, and state them in a constructive manner;
•active, objective, and constructive participation at meetings of the Board and its committees;
•flexibility in approaching problems;
•open-mindedness on policy issues and areas of activity affecting the overall interests of the Company and its shareholders;
•stature to represent the Company before the public, shareholders, and various others who affect the Company;
•involvement only in activities and interests that do not create a conflict with the director’s responsibilities to the Company and its shareholders;
•willingness to objectively appraise management performance in the interest of the Company's shareholders;
•interest and availability of time to be involved with the Company and its employees over a sustained period;
•ability to work well with others, with deep and wide perspective in dealing with people and situations, and respect for the views of others;
•a reasoned and balanced commitment to the social responsibilities of the Company;
•diversity of perspectives, skills, qualifications, attributes, and experiences in areas identified as relevant to oversee management and guide the Company in executing its business strategy;
•willingness of independent directors to limit public company board service to four or fewer public company boards, inclusive of the Company's Board (any exceptions would require prior written approval by the Corporate Governance Committee or its chair on the Committee's behalf);
•for directors who also serve as chief executive officers, or in other executive officer positions, of public companies, willingness to limit appointments to no more than two boards of public company companies, inclusive of the Company's Board (any exceptions would require prior written approval by the Corporate Governance Committee or its chair on the Committee's behalf);
•willingness to adhere to the resignation policies set forth in the Company's Corporate Governance Guidelines; and
•willingness to provide all information, including completion of a questionnaire, required by the Company’s Amended and Restated By-Laws and other Company policies and practices.

12 | 2025 | Proxy Statement

PROPOSAL 1
Board Skills, Experiences, and Attributes
In addition to the qualifications and attributes set forth in the Corporate Governance Committee Charter, the Corporate Governance Committee utilizes a director matrix consisting of a broad range of skills, experiences, and attributes that it believes enables a director nominee to make significant contributions to the Board, PHINIA, and our shareholders.
The Corporate Governance Committee may consider additional skills, experiences, attributes, and qualifications, as it deems appropriate, given the then-current needs of the Board and PHINIA. The Corporate Governance Committee reviews the criteria for Board and committee membership (including the qualifications, attributes, and director matrix described below) as part of its annual Board composition review, which includes a review of potential director candidates.

SKILLS AND QUALIFICATIONS	Chapin	Ericson	Kendrick	Newton	Norman	Walsh	Weerasinghe	Wood

Senior Leadership Experience	●	●	●	●			●	●

Public Company Board Experience	●				●		●	●

Transportation Industry Experience		●	●	●	●			●

Manufacturing and Operations Experience		●	●	●				●

International Experience	●	●	●	●			●	●

Technology and Innovation Experience		●	●					●

Financial Expertise	●	●	●		●	●	●	●

Risk Management Expertise	●	●	●	●	●	●	●	●

Legal, Regulatory, and Public Policy Expertise				●	●	●	●

INDEPENDENCE

Independent	●		●	●	●	●	●	●

DEMOGRAPHIC INFORMATION

Race or Ethnicity*

African American or Black				●

Asian							●

White	●	●	●		●	●		●

Gender*

Female				●	●	●

Male	●	●	●				●	●

Age	67	53	60	56	58	61	74	62

Tenure (years)	2	2	2	2	2	1	2	2

*    Categories and information included based on director nominees’ self-identified characteristics.

Proxy Statement | 2025 | 13

PROPOSAL 1
We further describe below the skills, experiences, and expertise included in the director matrix used by the Corporate Governance Committee in considering each director nominee and the composition of the Board and its committees as a whole.

Senior Leadership Experience
Experience serving as CEO or a senior executive, as well as hands-on leadership experience in core management areas — such as strategic and operational planning, financial reporting, compliance, risk management, and leadership development — provides a practical understanding of complex organizations like PHINIA.
6/8

Public Company Board Experience
Service on the boards and board committees of other public companies, or as a senior advisor to public company boards, provides an understanding of corporate governance practices and trends, board management and agenda setting, succession planning, and relations between the board, the CEO, and other senior management.
4/8

Transportation Industry Experience
Long (measured in years) or high-level experience in the transportation industry, original equipment vehicle manufacture, aftermarket, or other vehicle systems or components supply business provides unique insight to management on the Company’s business, operations, and strategic opportunities.
5/8

Manufacturing and Operations Experience
Manufacturing and operations experience provides valuable insight to management on improvements to our manufacturing and environmental footprints, the operational efficiency of our plants, executing on restructuring plans, and regulatory trends and sustainability and other business practices relevant to our operations.
4/8

International Experience
Experience serving as CEO or a senior executive within multinational companies or international markets provides valuable insight to management on our global business plans and challenges in international operations.
6/8

Technology and Innovation Expertise
Expertise in technology and innovation provides valuable insight to management in developing advanced technologies that enable us to deliver superior products and solutions to our customers.
3/8

Financial Expertise
Experience directing large investments, accessing equity and debt markets, and preparing financial statements, or actively supervising one or more persons engaged in such activities, provides valuable insight to management in developing our strategies, assuring sound capital allocation principles, and maintaining effective financial reporting processes.
7/8

Risk Management Expertise
Long (measured in years) or high-level experience in providing effective oversight of risk management procedures (including relating to, among other things, investment, cybersecurity, fraud, quality, warranty, geopolitical, supplier insolvencies, and critical event management) benefits management in addressing enterprise risks.
8/8

Legal, Regulatory, and Public Policy Expertise
Knowledge of legal and regulatory frameworks in which we operate, government advocacy, public policy, and voting and investment standards of significant institutional investors and advisory firms assists management in evaluating risks and how our business may be impacted by governmental actions and stakeholder interests.
4/8

14 | 2025 | Proxy Statement

PROPOSAL 1
Our Director Nominees

Rohan S. Weerasinghe Non-Executive Chair of the Board Independent Director Age: 74 Director since 2023 Committees: •Corporate Governance (Chair)
Professional Experience
•Of Counsel, Allen Overy Shearman Sterling LLP (A&O Shearman) (2023 – Present)
•General Counsel, Citigroup, Inc. (Citigroup) (2012 – 2021)
•Senior Partner, Shearman & Sterling LLP (2005 – 2012)
•Partner, Shearman & Sterling LLP (1985 – 2005)
•Various positions at Shearman & Sterling LLP (1977 – 1985)

Key Skills & Qualifications
•Senior Leadership Experience: Mr. Weerasinghe served as the General Counsel of Citigroup (one of the world’s largest financial institutions) for over nine years, and prior to that, as the Senior Partner at Shearman & Sterling (one of the world’s pre-eminent international law firms, n.k.a. A&O Shearman). Mr. Weerasinghe brings valuable senior leadership experience to the Board and assists the Board in overseeing the development of our strategy.
•Public Company Board and Legal Experience: Mr. Weerasinghe has extensive experience advising public companies, boards, chief executive officers, and other senior management, as well as sovereigns, global financial institutions, and other corporates worldwide, on a wide variety of matters, including significant legal, governance, and business matters and other crisis situations.
•Financial and Risk Management Expertise: Mr. Weerasinghe’s tenure as General Counsel of Citigroup, and his roles at A&O Shearman, which previously included managing and overseeing the firm’s chief financial officer, provided him with invaluable finance, capital markets, internal controls, and risk management experience.

Prior Board Experience •Sateri Holdings (2010 – 2012)

Education •J.D., Harvard Law School •M.B.A., Harvard Business School •B.A., Harvard College

Proxy Statement | 2025 | 15

PROPOSAL 1

Brady D. Ericson President & CEO, PHINIA Age: 53 Director since 2023 Committees: •None
Professional Experience
•President & CEO, PHINIA (2023 – Present)
•President & General Manager (Fuel Systems and Aftermarket), BorgWarner Inc. (BorgWarner) (2022 – 2023)
•President & General Manager (Morse Systems), BorgWarner (2019 – 2022)
•Chief Strategy Officer, BorgWarner (2017 – 2019)
•President (Emissions Systems and BERU Systems), BorgWarner (2011 – 2016)
•Various managerial positions at BorgWarner (1998 – 2011)
•Various executive positions at Honeywell, Remy International, and Ford Motor Company

Key Skills & Qualifications
•Senior Leadership Experience: Mr. Ericson’s tenure as President and CEO of PHINIA and former roles as President and General Manager of three business units and Chief Strategy Officer of BorgWarner (automotive and e-mobility supplier), enable him to bring significant senior leadership, strategic planning, and business experience to the Board.
•Transportation Industry, Manufacturing, and Operations Experience: As CEO of PHINIA and a former executive at BorgWarner, Mr. Ericson has in-depth knowledge of the Company and the global automotive industry, driving our successful development and execution of PHINIA’s strategic plan. Mr. Ericson’s conviction that internal combustion engine technologies will be key to lower carbon transportation solutions in the future is a driving force behind the establishment of PHINIA.
•Global Business Experience and Financial Expertise: Through his leadership roles at PHINIA and BorgWarner, Mr. Ericson gained invaluable expertise in leading a global business, including overseeing key financing and capital allocation initiatives, technology and innovation initiatives, manufacturing and operations, risk management, mergers and acquisitions, integrations, and organizational and industry transformation. Mr. Ericson also acquired extensive international experience through leadership positions held while working and living in five different countries.

Other Boards •Fastenal Company (NASDAQ: FAST) (2025 – Present) Prior Board Experience •Romeo Power, Inc. (previously NYSE: RMO) (2021) •Romeo Systems, Inc. (2019 – 2020)

Education •M.B.A., Duke University •B.S., Kettering University

16 | 2025 | Proxy Statement

PROPOSAL 1

Samuel R. Chapin Independent Director Age: 67 Director since 2023 Committees: •Compensation •Corporate Governance
Professional Experience
•Senior Advisor, Rockefeller Capital Management (2019 – Present)
•Executive Vice Chairman (Global Corporate and Investment Banking), Bank of America Merrill Lynch (2010 – 2016)
•Vice Chairman, Merrill Lynch (2003 – 2009)
•Senior Vice President & Head of Global Investment Banking Division, Merrill Lynch (2001 – 2003)
•Managing Director, Merrill Lynch (1993 – 2009)
•Various positions at Merrill Lynch (1984 – 1993)

Key Skills & Qualifications
•Senior Leadership Experience and Financial Expertise: Through his roles as Senior Advisor, Rockefeller Capital Management (wealth management and financial services firm), and Executive Vice Chairman, Global Corporate and Investment Banking and other senior leadership roles with Bank of America Merrill Lynch, Mr. Chapin has gained significant investment banking and financial expertise and leadership experience managing a complex, global investment banking organization.
•Public Company Board Experience: Having served on the boards of O-I Glass, Revvity, and CIRCOR International, Mr. Chapin has extensive experience working with senior management and board members on business and corporate governance matters, including consideration of strategic alternatives, acquisitions, and sales of businesses.
•International Experience and Risk Management Expertise: Through his more than three decades of investment banking at Bank of America Merrill Lynch, Mr. Chapin advised complex, global organizations on a wide range of transactional processes, mergers and acquisitions, deal financing, and related risk management. As Executive Vice Chairman of Global Corporate and Investment Banking, Mr. Chapin was primarily responsible for managing relationships with many of the bank’s largest and most complex clients.

Other Boards •O-I Glass, Inc. (NYSE: OI) (2020 – Present) •Revvity, Inc. (NYSE: RVTY) (2016 – Present)

Prior Board Experience •CIRCOR International, Inc. (previously NYSE: CIR) (2019 – 2023)

Education •M.B.A., University of Pennsylvania Wharton School •B.A., Lafayette College

Proxy Statement | 2025 | 17

PROPOSAL 1

Robin Kendrick Independent Director Age: 60 Director since 2023 Committees: •Audit •Corporate Governance
Professional Experience
•President & CEO, Accuride Corporation (2019 – 2025)
•President & General Manager (Turbo Systems), BorgWarner (2018 – 2019)
•President & General Manager (Transmission Systems), BorgWarner (2011 – 2018)
•President & CEO, RGF AG (2011)
•President, Europe, Acument Global Technologies (2008 – 2010)
•Various executive positions at American Axle & Manufacturing (1999 – 2008)

Key Skills & Qualifications
•Senior Leadership and International Experience: Through his experience as CEO of Accuride Corporation (diversified manufacturer and supplier of commercial vehicle components), Mr. Kendrick brings to the Board significant insight into the complexities of managing a global Tier-1 automotive and mobility supplier, as well as extensive senior leadership and strategic planning experience. Mr. Kendrick also has robust engineering, sales, technology, operations, and manufacturing experience acquired through leadership roles at BorgWarner, RGF, Acument, and American Axle that enable him to provide the Board with valuable operations and product development expertise that inform PHINIA’s business strategy, operations, and innovation and technology initiatives.
•Transportation Industry, Manufacturing, and Operations Experience: As the former CEO and a current director of Accuride, Mr. Kendrick provides the Board with unique insights into the Company’s business, operations, and strategic opportunities, as well as a deep understanding of the transportation industry and its key participants. Mr. Kendrick also serves as a director of ATC, a global remanufacturer of automotive powertrain and drivetrain systems for ICE, plug-in hybrid electric vehicle, and battery electric vehicle technologies.
•Financial Expertise and Risk Management Expertise: Mr. Kendrick’s experience working with private equity firms on the restructuring and sale of Acument Europe, and his work as CEO of Accuride, including his management of global operations through the successful completion of Accuride's financial restructuring process in March 2025 following the filing of a voluntary Chapter 11 petition under the U.S. Bankruptcy Code in October 2024, contributes to our Board’s understanding of investor expectations surrounding capital allocation, leverage, and financial discipline, as well as managing risks applicable to complex, global organizations.

Other Boards •Accuride Corporation (2019 – Present) •ATC (2022 – Present)

Education •B.S., University of Leeds, England

18 | 2025 | Proxy Statement

PROPOSAL 1

Latondra Newton Independent Director Age: 56 Director since 2023 Committees: •Compensation
Professional Experience
•Senior Vice President & Chief Diversity Officer, The Walt Disney Company (2017 – 2023)
•Group Vice President (Social Innovation) & Chief Diversity Officer, Toyota Motor North America, Inc. (2014 – 2017)
•Chief Program Officer, Toyota Mobility Foundation (2013 – 2014)
•Vice President (Strategic Planning), Toyota Motor North America, Inc. (2009 – 2013)
•Various executive positions at Toyota Motor Corporation (1991 – 2009)

Key Skills & Qualifications
•Senior Leadership and Global Human Capital Experience: Ms. Newton’s experience serving in Chief Diversity Officer roles at The Walt Disney Company (entertainment conglomerate) and Toyota has enabled her to bring valuable global and regional senior leadership experience and human capital expertise to the Board that assists the Board in overseeing the Company’s human capital management strategies, including relating to talent development, inclusion, and corporate marketing initiatives.
•Transportation Industry, Manufacturing, and Operations Experience: Ms. Newton brings extensive experience in the transportation industry and manufacturing and operations to the Board through her various leadership positions over more than 25 years with Toyota, including Vice President, Strategic Planning and Group Vice President, Social Innovation. While with Toyota, Ms. Newton managed the facilities and transportation purchasing department and directed the procurement of capital equipment, building construction, and logistics services for North America. She also served as general manager of the Team Member Development Center, which managed all engineering and manufacturing staff training and development initiatives in North America.
•Risk Management Expertise and Legal, Regulatory & Public Policy Experience: Through her tenure with Toyota, Ms. Newton held leadership roles that included overseeing corporate planning activities, economic forecasting, competitor analysis, and corporate marketing initiatives. Ms. Newton also gained significant experience managing corporate affairs and related risks, including overseeing state and federal legislative and regulatory activity and engagement, in addition to media and community relations. Her experiences provide the Board with a meaningful perspective on PHINIA’s business strategy and regulatory risk management.

Education •B.S., Kettering University

Proxy Statement | 2025 | 19

PROPOSAL 1

D'aun Norman Independent Director Age: 58 Director since 2023 Committees: •Audit (Chair)	Professional Experience •Audit Partner, Ernst & Young LLP (1988 – 2019)

Key Skills & Qualifications
•Public Company Board Experience: As a current director of Garrett Motion, Ms. Norman brings to the Board experience working with senior management and board members on business and corporate governance matters at a global automotive, commercial, industrial, and aftermarket parts supplier.
•Transportation Industry Experience: Ms. Norman specialized in advising publicly traded, global transportation suppliers and other industrials companies for over 16 years during her career at Ernst & Young. This extensive experience and deep industry knowledge has enabled her to provide the Board with a unique understanding of PHINIA’s business and managing the risks and complexities applicable to its global operations.
•Financial and Risk Management Expertise; Legal, Regulatory and Public Policy Experience: For over three decades, Ms. Norman provided assurance and advisory services to large multinational transportation and industrial companies as a senior audit partner at Ernst & Young. She brings significant financial reporting, accounting and controls, business analysis, risk management, and regulatory expertise to the Board.

Other Boards •Garrett Motion, Inc. (NASDAQ: GTX) (2021 – Present)

Education
•B.S., Bowling Green State University
•Certified Public Accountant
•NACD Certified Director
•CERT Certificate in Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute
•EY Executive Education Program, Northwestern University Kellogg School of Management

20 | 2025 | Proxy Statement

PROPOSAL 1

Meggan M. Walsh Independent Director Age: 61 Director since 2024 Committees: •Corporate Governance
Professional Experience
•Senior Portfolio Manager and Head, Dividend Value, Invesco Ltd. (Invesco) (2000 – 2021)
•Portfolio Manager, Equities, Invesco (1998 – 2000)
•Vice President and Portfolio Manager, Long-Term Fixed Income, Invesco (1992 – 1998)
•Trader, Short-Term Taxable Fixed Income Securities, Invesco (1991 – 1992)
•Financial Analyst, Nationale Nederlanden, N.A. (1987 – 1991)

Key Skills & Qualifications
•Financial Expertise: Through her role as a Senior Portfolio Manager and Head, Dividend Value with Invesco (global independent investment management firm), Ms. Walsh gained significant experience directing large investments and assessing companies' strategic positioning, capital allocation policies, industry fundamentals, regulatory requirements, and total return potential through extensive financial modeling. Ms. Walsh's skill set also includes mergers and acquisitions analysis and assessing the effectiveness of corporate actions, including restructurings, recapitalizations, and spin-offs.
•Investment and Risk Management Experience: Ms. Walsh brings 35 years of investor leadership experience in both fixed income and equity portfolio management to the Board. At Invesco, Ms. Walsh led responsibility for investments and capital allocation across sectors in the Dividend Value team portfolios and assessing and managing risks associated with such portfolios. Team assets she was directly responsible for grew significantly during her tenure, driving higher revenue growth.
•Investor Perspective; Legal, Regulatory and Public Policy Experience: Ms. Walsh brings an investor perspective to the Board, including a deep understanding of proxy voting standards, benchmarks, and environmental, social, and governance considerations in the investor community. This perspective, combined with her extensive financial and investment expertise, enables Ms. Walsh to contribute to the Board's understanding of investor expectations surrounding capital allocation, leverage, financial discipline, environmental, social, and governance topics, among other matters.

Education •M.B.A., Loyola University Maryland •B.S., University of Maryland •Chartered Financial Analyst

Proxy Statement | 2025 | 21

PROPOSAL 1

Roger Wood Independent Director Age: 62 Director since 2023 Committees: •Audit •Compensation (Chair)
Professional Experience
•Co-CEO, Tenneco Inc. (2018 – 2020)
•Chairman & CEO, Fallbrook Technologies Inc. (2018)
•President & CEO, Dana Incorporated (2011 – 2015)
•Executive Vice President & Group President (Engine Group), BorgWarner (2009 – 2011)
•President (BorgWarner Turbo Systems & BorgWarner Emissions Systems), BorgWarner (2005 – 2009)
•Various positions at BorgWarner (1985 – 2005)

Key Skills & Qualifications
•Senior Leadership and Public Company Board Experience: Mr. Wood’s experience as a CEO of multiple public, multinational manufacturing companies, including Tenneco Inc. (designer, manufacturer and marketer of products for original equipment and aftermarket customers), provides the Board with significant leadership experience and knowledge of global manufacturing, operations, customer solutions, and strategic planning. His current and prior service on the boards of Goodyear Tire, Brunswick, Tenneco, and Dana Holding, also enable him to bring to the Board significant experience working with senior management and board members on business and corporate governance matters at global automotive companies.
•Transportation Industry, Manufacturing, and Operations Experience: Through his senior executive positions at Tenneco, Fallbrook Technologies, and Dana Incorporated, Mr. Wood brings extensive knowledge of the transportation industry and related business operations, providing the Board with unique insight into the Company’s operations, technology and innovation initiatives, and strategic opportunities.
•Financial Expertise and Risk Management Expertise: Through his various roles as CEO and in other senior leadership positions, Mr. Wood has gained substantial experience overseeing corporate finance, investment, capital allocation, and risk management matters, as well as mergers and acquisitions experience, including most notably Tenneco’s $5.4 billion acquisition of Federal-Mogul LLC (leading global supplier to original equipment manufacturers and the aftermarket), subsequent integration, and ultimate spin-off of Tenneco's $12 billion automotive business.

Other Boards •The Goodyear Tire & Rubber Company (NASDAQ: GT) (2023 – Present) •Brunswick Corporation (NYSE: BC) (2012 – Present)

Prior Board Experience •Tenneco Inc. (previously NYSE: TEN) (2016 – 2018) •Fallbrook Technologies Inc. (2016 – 2018) •Dana Holding Corporation (2011 – 2015)

Education •M.B.A., Syracuse University, Whitman School of Management •B.T., State University College at Buffalo, New York

22 | 2025 | Proxy Statement

CORPORATE GOVERNANCE
Board Leadership Structure

Brady D. Ericson President and Chief Executive Officer
The Company’s current Board leadership structure provides for a Non-Executive Chair of the Board who is appointed by the independent directors of the Board. Rohan S. Weerasinghe has served as the Company’s independent, Non-Executive Chair since the completion of the spin-off from the Company's former parent in July 2023 (the Spin-Off).
The Board believes the current structure of separating the roles of the Chair and CEO takes advantage of the talents of the two leaders, enabling Mr. Ericson to devote his full attention to operating and actively managing the Company as CEO and Mr. Weerasinghe to provide leadership, guidance, and oversight to the Board as Chair. With independent members of the Board serving as chairpersons and members of our Board committees, this leadership structure further enables the Board to provide independent oversight of material risks affecting the Company that are within the purview of such committees, as further described in the Risk Oversight section of this Proxy Statement. Given the dynamic and competitive environment in which the Company operates, the Board may reconsider its leadership structure from time to time based on changes in our circumstances and in the composition of the Board.
The Board does not have a policy on whether the roles of CEO and Chair should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee directors or be an employee. Pursuant to our Corporate Governance Guidelines, the Board should be free to make this choice in a manner that is appropriate for the Company at a given point in time. Currently, it is the sense of the Board that either a non-employee director should be selected by the independent directors to serve as Non-Executive Chair or the independent directors should select a Lead Director from among them.

Rohan S. Weerasinghe Non-Executive Chair

Our Corporate Governance Guidelines provide that the Non-Executive Chair or Lead Director, as applicable, shall have the following responsibilities:
•providing independent oversight of the Company’s management and affairs on behalf of our shareholders to ensure the effectiveness and independence of our Board;
•serving as the principal liaison between our management and the independent directors;
•contributing to agenda planning and chairing the executive session of non-employee directors at each regularly scheduled Board meeting;
•facilitating discussion among the independent directors on key issues and concerns outside of Board meetings;
•consulting with the CEO and independent directors regarding Board agenda items;
•approving the scheduling of Board meetings and approving the agenda and materials for each Board meeting and executive session of the Board’s non-employee, independent directors;
•presiding over all meetings of the Board;
•communicating with shareholders as appropriate;
•with the Corporate Governance Committee, overseeing the annual CEO, full Board, and individual director evaluation process; and
•other responsibilities that the independent directors as a whole might designate from time to time.

Proxy Statement | 2025 | 23

CORPORATE GOVERNANCE
Board Committees
Our Board has the following three standing Board committees, each of which operates under a written charter that is reviewed on an annual basis and available on our website at investors.phinia.com.
AUDIT COMMITTEE

Members: D’aun Norman (Chair) Robin Kendrick Roger J. Wood
Nine Meetings Held in 2024
•The Audit Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the New York Stock Exchange (NYSE) listing standards, SEC rules, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and our Corporate Governance Guidelines.
•Each member of the Audit Committee is financially literate, and the Board has determined that Ms. Norman qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee, among other things, is responsible for assisting the Board in overseeing:
•the integrity of the Company’s financial statements;
•the internal control over financial reporting of the Company;
•the qualifications, independence, and performance of the Company’s independent registered public accounting firm;
•the performance of the Company’s internal audit function and internal auditors;
•compliance by the Company with legal and regulatory requirements;
•the Company’s risk management and ethics and compliance programs; and
•the Company’s cybersecurity risks, including the strategies and processes used to assess, identify, manage, and mitigate risks from cybersecurity threats and emerging developments and trends.

COMPENSATION COMMITTEE

Members: Roger J. Wood (Chair) Samuel R. Chapin Latondra Newton
Six Meetings Held in 2024
•The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the NYSE listing standards, SEC rules, and our Corporate Governance Guidelines.

The Compensation Committee, among other things, is responsible for assisting the Board in:
•evaluating and approving the compensation of the CEO and other executive officers and the Company’s plans, policies, and programs for compensating and providing benefits to executive officers;
•confirming the compensation of executive officers is internally equitable, externally competitive, motivates executive officers toward the achievement of business objectives and aligns their focus with the long-term interests of Company shareholders; and
•overseeing the Company's reporting, strategies, risks, and opportunities relating to human capital management.

24 | 2025 | Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE COMMITTEE

Members: Rohan S. Weerasinghe (Chair) Samuel R. Chapin Robin Kendrick Meggan M. Walsh
Seven Meetings Held in 2024
•The Corporate Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the NYSE listing standards, SEC rules, and our Corporate Governance Guidelines.

The Corporate Governance Committee, among other things, is responsible for assisting the Board in:
•recommending the structure of the Board and its committees to best serve the Company’s practices and objectives;
•identifying and recommending qualified candidates for election as directors;
•recommending directors and chairs for each committee for appointment by the Board;
•developing and recommending a set of corporate governance principles;
•overseeing the Company’s sustainability reporting, strategies, risks, and opportunities, including related to corporate responsibility and environmental, social, and governance topics of significance to the Company; and
•leading the Board in its annual review of the performance of the Board and senior management, including the CEO.

Director Nomination and Refreshment Process
Qualifications for Director Nominees and Board Member Attributes
The Corporate Governance Committee is responsible for establishing criteria for membership on the Board and its committees, such as depth of experience, balance of business interest and experience, independence, required expertise, and qualifications. In considering each director nominee and the composition of the Board and its committees as a whole, the Corporate Governance Committee considers the minimum qualifications and attributes included in the Corporate Governance Committee Charter and utilizes a director matrix consisting of a broad range of skills, experiences, qualifications, and attributes that it believes enables a director nominee to make significant contributions to the Board, the Company, and our shareholders. We further describe these minimum qualifications and attributes and our director matrix in the Board Composition and Qualifications section of this Proxy Statement.
The Corporate Governance Committee may consider additional skills, experiences, attributes, and qualifications, as it deems appropriate, given the then-current needs of the Board and PHINIA. The Corporate Governance Committee reviews the criteria for Board and committee membership (including the qualifications, attributes, and director matrix more fully described elsewhere in this Proxy Statement) as part of its annual Board composition review, which includes a review of potential director candidates.
Director Candidate Identification and Evaluation Process
The Corporate Governance Committee accepts candidate recommendations and referrals from a variety of sources, including shareholders, directors, senior management, and third-party search firms. When identifying candidates for Board membership, the Corporate Governance Committee will include, and will request that any search firm it engages include, a pool of qualified candidates from which director nominees are chosen. The Corporate Governance Committee assesses the effectiveness of this policy as part of its regular review of the Corporate Governance Committee Charter, the annual Board and committee evaluation process, and by monitoring changes in the Board’s composition along a variety of dimensions over time. When engaging a search firm, the Corporate Governance Committee generally provides additional guidance to the search firm as to the skills, experiences, qualifications, and attributes that the Corporate Governance Committee is seeking in potential candidates. The search firm then identifies candidates for the Corporate Governance Committee’s consideration and conducts a preliminary interview of such candidates.

Proxy Statement | 2025 | 25

CORPORATE GOVERNANCE
Included below is an overview of the process the Corporate Governance Committee undertakes when evaluating candidates. This evaluation procedure is the same for all candidates, including director candidates identified by shareholders, and was followed with respect to the appointment of Ms. Walsh to the Board in 2024. Ms. Walsh was appointed to the Board on June 25, 2024, and was first introduced to the Corporate Governance Committee as a potential nominee by a third-party search firm. In evaluating Ms. Walsh as a director candidate, the Corporate Governance Committee and the Board considered her extensive investor leadership experience in both fixed income and equity portfolio management, her experience analyzing and assessing mergers and acquisitions, and the effectiveness of corporate actions, and her many other skills, experiences, and attributes, and concluded that she would contribute positively to the Board’s mix of skills and experiences.

Identification	Use of qualifications and attributes list and skills matrix to identify desired candidates for representation on our Board.

Assessment	Preliminary assessment of candidates’ background, skills, experiences, qualifications, attributes, freedom from conflicts of interest, and independence.

Consideration	Consideration of the narrowed pool of candidates’ qualifications, expertise, and cognitive diversity.

Interviews	Qualified candidates are discussed and interviewed by the Corporate Governance Committee and, as appropriate, the Non-Executive Chair and CEO.

Recommendation	The Corporate Governance Committee recommends nominees to the full Board.

Selection
The full Board selects, and may elect, nominees based on the Corporate Governance Committee's recommendation and confirmation of the desired skills, experiences, qualifications, and attributes for Board membership.

Voting	Shareholders vote on nominees at annual meetings of shareholders.

Shareholder Recommendations for Director Nominees
The Corporate Governance Committee will consider candidates for the Board that are recommended by shareholders.
Shareholder-recommended candidates whose nominations comply with the required procedures described in our Amended and Restated By-Laws, and who meet the criteria referred to in our Corporate Governance Guidelines, will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s candidates.
See "Shareholder Proposals for the 2026 Annual Meeting" in the Annual Meeting and Other Information section of this Proxy Statement for additional information regarding the process for shareholders to recommend director nominees.

26 | 2025 | Proxy Statement

CORPORATE GOVERNANCE
Board Meetings and Attendance

Six Board Meetings Held in 2024 Our Board holds at least four regular meetings each year, with special meetings occurring when necessary.

During 2024, each director attended at least 80% of the total number of meetings of our Board and the committees on which he or she served (held during the period in which the director served).

Our non-executive directors meet in executive session following every regularly scheduled Board meeting and may meet following special meetings when necessary. Mr. Weerasinghe, our Non-Executive Chair, presides over these executive sessions and special meetings. Under our Corporate Governance Guidelines, directors are expected to personally attend the annual meeting of shareholders and all meetings of the Board and each committee on which they serve. All seven directors serving at the time of our 2024 annual meeting of shareholders attended such meeting.

Key Board and Committee Oversight
Our directors serve as representatives for, and are accountable to, the Company’s shareholders. We believe effective Board oversight is critical to the long-term success of the Company and maximizing value for our shareholders.
Company and Strategy Oversight
In addition to the specific oversight responsibilities identified below, the Board generally is responsible for providing independent oversight of the Company's management and affairs, including short- and long-term strategic priorities and related planning processes, including annual review of the operating budget.
The Board actively engages with members of the Company's Strategy Board, comprised of our CEO and all of his executive-level direct reports, and other senior leaders regarding management's execution and development of key strategies and initiatives across the Company. During 2024, this engagement during Board and committee meetings covered a broad range of topics, including information relating to: (i) financial performance and capital allocation, including cash dividend, share repurchase, and debt refinancing strategies; (ii) global and regional priorities across our Fuel Systems and Aftermarket businesses; (iii) key products and solutions, including engineering, technology, and product development opportunities and investment in alternative fuel technologies; (iv) market, industry, customer, and competitive landscape; (v) mergers and acquisitions strategy and targets; (vi) global supply chain and operational excellence initiatives; (vii) transition services agreements and related progress on operating as a standalone company; (viii) sustainability reporting and strategies, including related to corporate governance, corporate responsibility, human capital management, and other environmental, social, and governance matters; (ix) information technology infrastructure and cybersecurity; (x) enterprise risk management processes and assessments; (xi) legal, global government affairs, and policy and regulatory developments; (xii) investor relations and shareholder engagement; and (xiii) other strategies, risks, and opportunities across the Company.
The Board and senior management review the Company’s short- and long-term strategic priorities throughout the year and dedicate time at each Board meeting for appropriate discussion.

Proxy Statement | 2025 | 27

CORPORATE GOVERNANCE
Risk Oversight
Our Board has primary responsibility for risk oversight, with a focus on the most significant risks facing the Company. The Company’s risk governance is facilitated through a top-down and bottom-up communication structure, with the tone established at the top by Mr. Ericson, our CEO, and the Enterprise Risk Management (ERM) Committee, which is comprised of executive leaders from each corporate and regional business function. The ERM Committee discusses and monitors the most significant enterprise and emerging risks in a cross-functional manner and provides periodic updates to the Board. The ERM Committee is tasked with developing risk management processes and facilitating their integration into corporate and regional business functions.
While our Board has ultimate responsibility for oversight of our risk management practices, the Audit, Compensation, and Corporate Governance Committees of our Board contribute to the risk oversight function in the manner set forth below.

Board of Directors

Our Board is primarily responsible for oversight of the strategic, operational, commercial, financial, legal, health and safety, and ethics and compliance risks relevant to the Company.

Audit Committee	Compensation Committee	Corporate Governance Committee

•Risk assessment and risk management policies, including relating to the Company’s major strategic, operational, commercial, financial, legal, health and safety, and ethics and compliance risk exposures and steps taken by management to monitor and control exposures
•Risk management system and processes
•Integrity of the Company's financial statements and internal control over financial reporting
•Internal audit function, internal auditors, and external auditors
•Cybersecurity risks, including strategies and processes used to assess, identify, manage, and mitigate risks from cybersecurity threats
•Legal and regulatory compliance
•Ethics and compliance programs

•Executive compensation, including to confirm alignment with business objectives and shareholder interests
•Risks related to the Company's compensation philosophy, policies, and practices, including to confirm incentive compensation does not encourage excessive or unnecessary risk taking
•Human capital management risks and opportunities

•Corporate governance
•Board and committee composition
•Director succession and recruitment
•Management succession planning
•Related party transactions
•Sustainability risks and opportunities, including relating to corporate responsibility and other environmental, social, and governance topics of significance to the Company

Management

Members of management, primarily through the ERM Committee, assess the degree to which risk management is integrated into business processes throughout the organization and seek opportunities to further such integration.

28 | 2025 | Proxy Statement

CORPORATE GOVERNANCE
Cybersecurity
As part of our overall risk management system and processes, we assess, identify, and manage material risks from cybersecurity threats through our ERM process. The Company generally approaches cybersecurity threats through a cross-functional, multilayered approach, with the goals of: (i) identifying, preventing, and mitigating cybersecurity threats to the Company; (ii) preserving the confidentiality, security, and availability of the information that we collect and store for use in operating our business; (iii) protecting the Company’s intellectual property; (iv) maintaining the confidence of our customers, suppliers, other business partners and employees; and (v) providing appropriate public disclosure of cybersecurity risks and incidents when required.
The Board, in coordination with the Audit Committee, oversees the Company’s policies with respect to the assessment and management of risks from cybersecurity threats. The Board receives updates regarding cybersecurity risks primarily in connection with its oversight of the Company’s risk management practices. The Audit Committee receives updates regarding cybersecurity risks from the Company’s Chief Information Security Officer and Chief Information Officer (CIO), including with respect to the assessment and management of such risks and recent developments, trends and the general threat environment, on at least a quarterly basis.
For further information regarding the Company's cybersecurity risk management, strategy, and governance policies and processes, please refer to Part I, Item 1C. Cybersecurity of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the 2024 Annual Report).

Sustainability Oversight
The Company defines “sustainability” to include environmental, social, and governance topics of significance to the Company, such as: (i) the environmental impacts of our business; (ii) climate change and other environmental impacts to our business, customers, and other stakeholders; (iii) human capital management; (iv) health and safety; (v) ethics and compliance; (vi) supply chain responsibility; and (vii) data protection and cybersecurity. We have established a sustainability governance structure that is designed to enable appropriate oversight, strategic alignment, and broad engagement of our sustainability strategies, priorities, risks, and opportunities across the Company.
The Board is actively engaged with senior management in overseeing PHINIA's key sustainability strategies and initiatives, with various oversight responsibilities delegated to our Board committees.

Audit Committee	Compensation Committee	Corporate Governance Committee

•Compliance with environmental, social, and governance-related financial statement and Annual Report on Form 10-K disclosure requirements
•Compliance with other legal and regulatory requirements
•Internal audit function, including involvement with the Company's sustainability reporting
•Risk management
•Ethics and compliance practices
•Cybersecurity

•Human capital management reporting, strategies, risks, and opportunities
•Assessment of whether environmental, social, or governance metrics or goals, if appropriate, are effectively reflected in executive compensation

•Sustainability reporting, strategies, risks, and opportunities, including related to corporate responsibility and other environmental, social, and governance topics of significance to the Company
•Stakeholder feedback on environmental, social, and governance topics
•Board-level expertise on environmental, social, and governance matters
•General Board awareness of environmental, social, and governance risks and opportunities

We further describe our approach to sustainability under "Sustainability" in the Company Highlights section of this Proxy Statement.

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CORPORATE GOVERNANCE
Succession Planning
The Board, with the support of the Corporate Governance Committee, oversees management succession planning for the Company. On at least an annual basis, the Board and the Corporate Governance Committee review succession plans for the CEO and the Company's other senior management, including backgrounds, capabilities, and development opportunities for potential successors.
The Corporate Governance Committee periodically receives from the CEO and evaluates the CEO’s recommendations regarding (i) his successor (including in the event of an emergency), (ii) the development of other senior management, and (iii) the executive management needs of the Company. In the event of an unforeseen loss of the CEO through a succession-related emergency, the Non-Executive Chair of the Board will promptly convene and act as chair at a special meeting of the Board for purposes of determining CEO succession. The Board will determine whether to appoint an internal successor or to conduct an external search for a successor CEO, depending on the circumstances at the time and taking into account any recommendation of the Corporate Governance Committee. If it so determines, the Board may appoint an interim CEO while conducting a search to locate a qualified CEO candidate.
Corporate Governance Practices and Policies
Governance Documents
Our Corporate Governance Guidelines provide a framework for the effective governance of the Company. The Corporate Governance Guidelines address matters such as the respective roles and responsibilities of the Board and senior management, the Board’s leadership structure, the responsibilities of the Non-Executive Chair or Lead Director, director independence, Board membership criteria, Board committees, and annual evaluations of the Board and senior management, including our CEO. The Corporate Governance Committee reviews the Corporate Governance Guidelines on at least an annual basis and periodically recommends to the Board the adoption of amendments in response to changing regulations, evolving best practices, and engagement with shareholders.
Director Independence
The Board has adopted independence standards, which conform to the independence requirements of the listing standards of the NYSE, to assist the Board in determining the independence of each director. To be considered independent, the Board must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). In each case, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, and such other criteria as the Board may determine from time to time.
During the Board’s annual review of director independence, the Board also considers transactions, relationships, and arrangements between each director (or an immediate family member of the director) and the Company and our senior management.
Under the Company’s “independence” definition, the Board will not consider a director to be independent if the director:
•has a material relationship with the Company;
•is an employee, or was within the last three years an employee, of the Company or whose immediate family member is, or was within the last three years an employee, of the Company;
•is or was an executive within the last three years, or whose immediate family member is or was an executive within the last three years, of an entity on whose compensation committee any of the Company's executives served;
•received or whose immediate family member received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) within the last three years;
•is affiliated with or employed by, or whose immediate family member is a current partner of, the internal or external auditor of the Company, is a current employee of such a firm and personally works on the Company’s audit, or was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;
•is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million and 2% of such other company’s consolidated gross revenues within the last three years; or

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CORPORATE GOVERNANCE
•is considered not to be an independent director by relevant statute or regulation. In those instances in which a non-employee director has a relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company or any of its subsidiaries), the Board will determine whether the relationship is material such as to warrant a determination that the director should not be considered independent.
The Board has affirmatively determined that each of the current directors (Mses. Newton, Norman, and Walsh and Messrs. Chapin, Kendrick, Weerasinghe, and Wood), other than Mr. Ericson, satisfy the Company’s independence requirements, satisfy the independence requirements of the NYSE, and are independent. Mr. Ericson is employed by the Company, and therefore does not meet the independence requirements of the NYSE or the Company. In making its determination regarding independence, the Board did not find any material relationships that would impair any director’s independence, other than Mr. Ericson’s employment with the Company.
No director or executive officer is related to any other director or executive officer (or to any director or executive officer of any of our subsidiaries) by blood, marriage, or adoption. There are no arrangements or understandings between any of our directors or executive officers or any other person pursuant to which that director or executive officer was elected as a director of the Company or any of our subsidiaries. None of our directors or executive officers is party to, or has any material interests in, any material legal proceedings that are adverse to us or our subsidiaries.
Board Orientation and Continuing Education
Upon joining the Board, all directors completed an extensive director orientation program, which will also be provided to any new directors going forward. The orientation is designed to acquaint new directors with the Company’s business, familiarize them with finance, audit, human resources, compliance, and other policies, and acquaint them with other issues relevant to directors. As part of the orientation, new directors also meet with the Non-Executive Chair and the CEO, Chief Financial Officer (CFO), General Counsel, Chief Human Resource Officer (CHRO), and other members of the Company's Strategy Board, comprised of our CEO and all of his executive-level direct reports. In addition, on a periodic basis, but no less than annually, continuing education is provided on relevant topics. Board members are also encouraged to visit the Company's facilities and attend other key corporate and industry events to enhance their understanding of the Company and its competitors in the transportation industry.

At their discretion, directors may, with prior approval from the Corporate Governance Committee or its chair on the Corporate Governance Committee's behalf, attend certified continuing education programs at the Company’s expense. The Company will pay the reasonable costs of such programs up to an amount of $15,000 per program per year for each director.
Annual Board Evaluations
The Corporate Governance Committee, with the Non-Executive Chair, oversees evaluations of each of the full Board, individual non-employee directors, each standing committee, and senior management, including the CEO, at least annually to assess whether the Board, its non-employee directors, its committees, and senior management are functioning effectively. The Corporate Governance Committee is responsible for reporting annually to the Board an assessment of the overall effectiveness of the full Board, the Non-Executive Chair, each standing committee, and senior management. The Corporate Governance Committee also annually reviews the form and process for evaluations, which may include consideration of benchmarking information, engagement with advisors, and internal discussion.
For 2024, the evaluation process for the Board and its committees included (i) evaluations completed by Board and committee members that focused on a variety of topics, including composition, leadership, and structure, director education and development, meetings and engagement, and oversight and responsibilities; (ii) interviews between the Non-Executive Chair and each director; (iii) interviews between each committee chair and each of the respective committees' members; and (iv) executive sessions of the Board and each committee to review the feedback received by the Non-Executive Chair and committee chairs. In addition, the Non-Executive Chair met in executive session, without the CEO, after each regularly scheduled Board meeting to gather feedback from the other non-employee directors. The process for the CEO included: (i) a self-evaluation by the CEO; (ii) interviews between the Non-Executive Chair and each director; (iii) an executive session of the Board to review the CEO's self-evaluation and feedback received by the Non-Executive Chair; and (iv) a meeting of the Non-Executive Chair and CEO to review the feedback received during the process. For other members of senior management, executive officer performance is evaluated through a process that is consistent with the process used for the Company's broader employee population, with the results of such evaluations reported by the CEO and CHRO to the Board in executive session. The Board believes these processes provide ample opportunity to provide feedback on the performance and overall effectiveness of the Board, each standing Board committee, individual non-employee directors, and senior management, including the CEO.

Proxy Statement | 2025 | 31

CORPORATE GOVERNANCE
Director Time Commitment (Overboarding) Policy
The Board recognizes that service on other public company boards provides directors valuable experience that benefits the Company. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Board. Directors are expected to notify the Corporate Governance Committee in writing before accepting election or appointment to the board of any public company or privately held commercial enterprise on which they did not serve when appointed to the Board. Pursuant to our Corporate Governance Guidelines, a director must not accept such election or appointment until being advised by the Corporate Governance Committee or its chair that election or appointment to such other board has been approved by the Corporate Governance Committee. This enables the Corporate Governance Committee to assess the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations and the time commitment required for the new position.
Our Corporate Governance Guidelines provide that non-employee directors should limit the number of public companies on whose boards they serve to four or fewer, inclusive of the Company's Board. Membership on more than four public company boards by a director of the Company for exceptional reasons requires prior written approval by the Corporate Governance Committee or its chair on the Corporate Governance Committee’s behalf. Our Corporate Governance Guidelines also provide that directors who also serve as chief executive officers, or in other executive officer positions, of public companies, should not serve on more than two boards of public companies, inclusive of the Company's Board. Membership on more than two public company boards by such persons for exceptional reasons requires prior written approval by the Corporate Governance Committee or its chair on the Corporate Governance Committee’s behalf.
In addition, no director may serve on the audit committee of more than three public companies, inclusive of the Company's Audit Committee.
The Corporate Governance Committee takes into account the nature of and time involved in a director’s service on other boards in evaluating the qualifications of each director nominee. On at least an annual basis in connection with the director nomination process, the Corporate Governance Committee conducts a review of director commitment levels and evaluates directors' compliance with the Company's overboarding policy. All of our current Board members and director nominees are in compliance with the Company’s overboarding policy.
Stock Ownership Policy
Under our Corporate Governance Guidelines, each non-employee director is expected to invest in the Company’s common stock an amount equal to five times the amount of the annual cash retainer for Board service paid to directors. Each non-employee director has up to five years from the date they are first elected to the Board to meet this ownership requirement. Ownership guidelines are reviewed each year to confirm they continue to be effective in aligning the interests of the Board with that of our shareholders. Each of our non-employee directors are either in compliance with our stock ownership requirement or are within the five-year compliance phase-in period. For information regarding the director stock ownership guidelines and requirements, including the types of PHINIA securities counted towards achievement of the stock ownership guidelines, see “Director Stock Ownership Policy” in the Non-Employee Director Compensation Program section of this Proxy Statement.
Insider Trading Policy
The Company has adopted an Insider Trading and Confidentiality Policy (Insider Trading Policy) and procedures that govern the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees, as well as by the Company itself. We believe that our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. For additional information, see the Insider Trading Policy, which was filed as an exhibit to the 2024 Annual Report.
Related Party Transactions Policy
Our Board has established a written related party transactions policy regarding the review and approval of transactions with related parties. This policy provides that our Corporate Governance Committee is responsible for the review, approval, and oversight of any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the Company was, is, or is proposed to be a participant and (ii) any “related party” had, has, or will have a direct or indirect material interest, subject to certain specified exceptions. This policy also includes the following standards in assessing transactions with related parties: (a) the business purpose of the transaction; (b) whether the transaction is entered into on an arms-length basis on terms fair to the Company; (c) whether the transaction would violate any provisions of the Company’s Code of Ethical Conduct; and (d) whether the transaction would present an improper conflict, considering the size, overall financial position of the related party, direct or indirect nature of the related party’s interest, whether independence would be impaired, and materiality. The

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CORPORATE GOVERNANCE
Corporate Governance Committee will approve a transaction if the Corporate Governance Committee determines in its business judgment, based on a reasonable review of the available information, that the transaction is fair and reasonable to the Company and consistent with the best interests of the Company and its shareholders. In general, “related parties” are our directors, director nominees, executive officers, shareholders beneficially owning more than 5% of our outstanding common stock, and immediate family members of such persons.
The Corporate Governance Committee determined that one transaction met the criteria for disclosure pursuant to the related party transactions policy and applicable SEC rules from January 1, 2024 to the date of this Proxy Statement. Mr. Thomas Gropp, the husband of Chris P. Gropp, the Company’s Vice President and CFO, is employed by the Company. During 2024, he served as a Director in Global Supply Chain Management and earned total compensation in excess of $120,000. Mr. Gropp's compensation is established in accordance with the Company's compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Ms. Gropp did not participate in the compensation recommendations and decisions relating to Mr. Gropp. This related party transaction was reviewed and approved in accordance with the related party transactions policy.
Code of Ethical Conduct
The Company maintains a Code of Ethical Conduct that applies to our directors, officers, and employees and is posted on our website at investors.phinia.com. We intend to disclose any waivers from a provision of our Code of Ethical Conduct (or amendments to any provisions thereto that are required to be disclosed pursuant to SEC rules), on our website within four business days following the date of any amendment or waiver.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of the board or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity whose executive officers served on our Compensation Committee or our Board.
Governance Materials Available on Our Website
The Company makes available through its website (investors.phinia.com), free of charge, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website (investors.phinia.com): the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company’s Corporate Governance Guidelines; and the Company’s Code of Ethical Conduct. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to our Secretary, Robert Boyle, at 3000 University Drive, Auburn Hills, Michigan 48326.
Shareholder Communications with the Board
Shareholders and other parties interested in communicating with the Non-Executive Chair or non-management directors may do so by writing to such director, or the non-management directors as a group, in care of our Secretary, Robert Boyle, at 3000 University Drive, Auburn Hills, Michigan 48326. Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. The Secretary’s office will submit to the Board or to any individual director or directors all communications received, excluding only those items that are not related to Board duties and responsibilities, such as: junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

Proxy Statement | 2025 | 33

N0N-EMPLOYEE DIRECTOR COMPENSATION
Overview
The Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding non-employee director compensation, including retainers, fees, and reimbursable expenses to be paid to non-employee directors for serving on the Board and committees of the Board. The Corporate Governance Committee will consult with the Compensation Committee Chair regarding changes to the non-employee director compensation program. All of our non-employee directors are paid under the same compensation program. Any executive officer of the Company who also serves as a director, such as our CEO, does not receive any additional compensation for serving as a director.
Our non-employee director compensation program is designed to attract and retain competent and qualified non-employee directors by providing non-employee director compensation that is competitive relative to practices of public companies of similar size and complexity. Our non-employee director compensation program is also designed to address the time, effort, expertise, and accountability required of active Board membership, and align non-employee directors’ interests with those of our shareholders through the equity component of the program.
Non-Employee Director Compensation Program
Under our non-employee director compensation program, each of our non-employee directors receives an annual non-employee director fee and an annual equity award in connection with their services to the Company. Also pursuant to the program, each non-employee director receives additional fees for serving as the chair or as a member of the Board’s committees and is reimbursed for out-of-pocket expenses in connection with their service to the Company. Any non-employee directors that are elected by the Board to become a director outside of an annual meeting of shareholders will receive annual non-employee director fees and annual equity awards pro-rated for the service provided until the next annual meeting of shareholders.
The table below sets forth the components of our non-employee director compensation program.

Element	Value

Board Cash Retainer(1)	$100,000

Board Non-Executive Chair Cash Premium(1)	$100,000

Board Equity Retainer(2)	$140,000

Committee Retainer(1)	Value
	Chair	Member

Audit	$25,000	$7,500

Compensation	$17,500	$7,500

Corporate Governance	$15,000	$5,000

(1)Cash retainers are paid quarterly in arrears and prorated for partial years of service.
(2)Equity awards are granted in the form of restricted stock and generally vest after one year, subject to the non-employee director’s continued service through such date. One share of restricted stock is equivalent in value to one share of the Company’s common stock. The 2024 Board Equity Retainer will vest on the date of the Annual Meeting, May 21, 2025, subject to the non-employee director’s continued service through such date.
Consistent with its charter, the Corporate Governance Committee periodically reviews the non-employee director compensation program and recommends changes to the Board as it deems appropriate. During 2024, in consultation with the Compensation Committee Chair and based on a comparative market analysis prepared by the independent compensation consultant retained by the Compensation Committee, the Corporate Governance Committee (i) confirmed the continued appropriateness of, and determined not to make any changes to, the components and levels of compensation provided to non-employee directors pursuant to the program and (ii) approved (and recommended that the Board approve) the PHINIA Inc. Director Deferred Compensation Program, as further described below.

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N0N-EMPLOYEE DIRECTOR COMPENSATION
Director Deferred Compensation Program
Upon the recommendation of the Corporate Governance Committee, the Board approved the PHINIA Inc. Director Deferred Compensation Program (the Deferral Program), effective beginning with the Company’s 2025-2026 Board year. Pursuant to the Deferral Program, if a director chooses to participate, the director may annually elect one of the following deferral alternatives:
•Annual Cash Compensation: 50% or 100% of a non-employee director’s cash compensation for a Board year can be paid in the form of PHINIA stock units (SUs).
•Annual Equity Compensation: 50% or 100% of a non-employee director’s Board equity retainer (otherwise payable in restricted stock) can be issued in the form of SUs covering an equivalent number of shares.
In each case, SUs will be granted under the PHINIA Inc. 2023 Stock Incentive Plan at the same time as the Board equity retainer and generally will vest after one year subject to the non-employee director’s continued service through such date. One SU is equivalent in value to one share of the Company’s common stock. SUs will not be settled in shares of the Company’s common stock until after a director’s termination of service on the Board.
Director Stock Ownership Policy
Under our Corporate Governance Guidelines, each non-employee director of the Company is expected to invest in the Company’s stock an amount equal to 5 times the amount of the annual cash retainer for Board service paid to non-employee directors, within five years of joining the Board.
The following will be taken into consideration in determining whether the non-employee director has satisfied the stock ownership requirement: unvested restricted stock and restricted stock units, common stock beneficially owned, directly or indirectly, by the non-employee director and their immediate family members (including shares owned through savings plans and any plan permitting directors to defer all or part of their annual cash retainer). Unexercised stock options, stock appreciation rights, and unvested performance shares will not be counted towards fulfilling the ownership expectation.
Share prices of all companies are subject to market volatility. The Board believes that it would be unfair to require a non-employee director to buy more shares simply because the Company’s stock price drops temporarily. In the event there is a significant decline in the Company's stock price that causes a non-employee director’s holdings to fall below the applicable threshold, the non-employee director will not be required to purchase additional shares to meet the threshold, but such non-employee director shall not sell or transfer any shares until the threshold has again been achieved.

Proxy Statement | 2025 | 35

N0N-EMPLOYEE DIRECTOR COMPENSATION
2024 Director Compensation
The following table sets forth the total compensation of the Company’s non-employee directors for the year ended December 31, 2024.

Name(1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)	Total ($)

Samuel R. Chapin	112,500	140,027	0	252,527

Robin Kendrick	112,500	140,027	0	252,527

Latondra Newton	107,500	140,027	0	247,527

D’aun Norman	125,000	140,027	0	265,027

Meggan M. Walsh(2)	25,829	120,335	0	146,164

Rohan S. Weerasinghe	215,000	140,027	0	355,027

Roger J. Wood	125,000	140,027	0	265,027

(1)Mr. Ericson is a member of the Board and President and CEO of the Company, and his compensation for fiscal year 2024 is reported in the Summary Compensation Table and other tables and sections of this Proxy Statement. Mr. Ericson did not receive any additional compensation for his service on the Board.
(2)Ms. Walsh joined the Board effective July 1, 2024. Compensation reflects fees for her Board and committee service from July 1, 2024 through December 31, 2024.
(3)This column reflects the cash fees earned by and paid (in arrears) to non-employee directors for Board and committee service to the Company from January 1, 2024 through December 31, 2024.
(4)This column reflects the aggregate grant date fair value, determined in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (ASC Topic 718), excluding the effect of estimated forfeitures, of the (i) annual Board equity retainer grants of restricted stock made by the Company on May 9, 2024 (Messrs. Chapin, Kendrick, Weerasinghe, and Wood, and Mses. Newton and Norman) and August 1, 2024 (Ms. Walsh). A discussion of the relevant assumptions is set forth in Note 16 to the Consolidated Financial Statements in Part II, Item 8 of the 2024 Annual Report. As of December 31, 2024, each of Messrs. Chapin, Kendrick, Weerasinghe, and Wood, and Mses. Newton and Norman held 3,315 unvested restricted shares and Ms. Walsh held 2,776 unvested restricted shares.

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Proposal 2
Advisory Approval of the Compensation of Our Named Executive Officers

In accordance with the requirements of Section 14A of the Exchange Act, PHINIA is requesting that our shareholders vote, on an advisory basis, to approve the compensation of our named executive officers, as discussed in the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure included in this Proxy Statement. This advisory vote is commonly referred to as a “say-on-pay” vote. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation program and practices described in this Proxy Statement.
At our 2024 annual meeting of shareholders (2024 Annual Meeting), we held an advisory say-on-pay frequency vote and shareholders voted in favor of holding the advisory say-on-pay vote on an annual basis. Following the 2024 Annual Meeting and based on this shareholder vote, the Board determined that the Company would hold the say-on-pay vote on an annual basis (with the next one occurring in 2026) until the next advisory vote on say-on-pay frequency at the 2030 annual meeting of shareholders.
Although the advisory say-on-pay vote is not binding, the Board and Compensation Committee highly value the opinions of our shareholders. The result of this vote will provide information to the Compensation Committee about our shareholders’ views of our executive compensation program, which the Compensation Committee will be able to consider in the future when making executive compensation decisions.
Our executive compensation programs are designed to be consistent with our compensation philosophy to pay for performance, align the interests of our executives with those of shareholders, and pay competitively. The Compensation Committee closely monitors our compensation program and pay levels of executives from other similarly-situated companies, and maintains a high level of oversight over our executive compensation program.
For the reasons expressed above and in the Compensation Discussion and Analysis, the Compensation Committee and the Board believe that our compensation policies and programs are aligned with the interests of our shareholders and designed to reward performance and pay competitively.
The Board recommends that shareholders vote FOR the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

Our Board recommends that you vote “FOR” the advisory approval of the compensation of our named executive officers.

Proxy Statement | 2025 | 37

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes PHINIA’s executive compensation philosophy, objectives, and programs applicable to the following NEOs in 2024.

Brady D. Ericson President and Chief Executive Officer	Chris P. Gropp Vice President and Chief Financial Officer	Robert Boyle Vice President, General Counsel and Secretary	Alisa Di Beasi Vice President and Chief Human Resource Officer	Matthew Logar Vice President and Chief Information Officer

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EXECUTIVE COMPENSATION
Executive Summary
Introduction
This CD&A describes the Company's executive compensation policies and practices and the material components of compensation awarded to, or earned by, each of the Company's NEOs during 2024. This CD&A also describes the processes of the Compensation Committee of the Board (for purposes of this CD&A, the Committee) for making pay decisions, as well as its rationale for specific decisions related to 2024 compensation for our NEOs. With respect to 2024 compensation, the Committee has taken the following key actions.
•Approved the overall design of our 2024 annual and long-term incentive compensation programs for the Company's executive officers that supports the Company’s compensation philosophy and objectives, including aligning the interests of our executive officers with the long-term interests of our shareholders:
•annual cash incentive compensation awards that may be earned based on the Company’s achievement of two equally-weighted financial performance measures: economic value added (EVA) and adjusted free cash flow (Adjusted Free Cash Flow); and
•long-term equity incentive compensation awards consisting of grants of performance stock units (PSUs) (weighted 60%) and time-based restricted stock (RSAs) (weighted 40%), with a three-year performance period (2024-2026) for PSUs and earned PSUs generally vesting based on the Company’s total shareholder return (TSR) compared to that of a comparator group of peer companies;
•Conducted an assessment of risk associated with our executive compensation policies and programs;
•Engaged an independent compensation consultant, and with their input, reviewed and constructed a peer group of companies to provide comparative executive compensation benchmarking data;
•Conducted a review and market analysis of each component of the total compensation arrangements of the NEOs and, based on that review:
•adopted target total direct compensation levels emphasizing at-risk pay, aligned with our pay-for-performance philosophy; and
•provided NEOs cash and equity compensation components designed to incentivize achievement of financial goals, supporting our vision for long-term value creation and the long-term interests of our business and shareholders.
•Satisfied all obligations of the Committee as outlined in the Committee's Charter, to ensure appropriate due diligence and governance associated with the Company's executive compensation program.
•The Committee will continue to consider our executive compensation programs, policies, and practices in the context of our business performance and needs on a going-forward basis.

Proxy Statement | 2025 | 39

EXECUTIVE COMPENSATION
Compensation Philosophy and Objectives
Attracting, developing, motivating, and retaining a highly talented workforce – at all levels within our organization – is a top priority at PHINIA. Informed in large part by the results of comprehensive analyses and input from external experts and our independent compensation consultant, we design our compensation programs to support our business strategy, pay-for-performance philosophy, and competitive pay practices. Through this work, we make data-driven decisions about each employee’s compensation in the context of their role at the Company, experience, geography, and performance. When necessary, we make adjustments to better align pay with external market practices or internal equity considerations.
Through our executive compensation program, we aim to achieve the following objectives.
•Align the interests of our executives with the long-term interests of the business, our shareholders, and employees
•Motivate exceptional performance through metrics that support our long-term growth strategies and create shareholder value
•Attract, develop, motivate, and retain top global talent
•Pay competitively across salary grades in all regions of the world
•Mitigate excessive risk-taking
•Reflect the input of our shareholders
Pay Mix and Principal Compensation Components
The principal components of executive compensation listed below, including the significant percentage of compensation opportunity that is at-risk and tied to Company performance, support our compensation philosophy and objectives. We review each component annually and adjust when appropriate, including to more closely align with median market levels (50th percentile of our compensation peer group). Total target compensation may be below or above the median considering an executive's scope of responsibilities and experience, development opportunities, changes in responsibilities, and individual performance. For 2024, 85% of total target compensation for our CEO and an average of 66% for our other NEOs was at-risk and tied to Company performance.

CEO	Other NEOs

Element	How It’s Paid	Key Features

Salary	Cash (Fixed)	Competitive, fixed rate of pay relative to similar positions in the market intended to enable us to attract and retain critical executive talent

Annual Cash Incentive	Cash (Variable)	Performance-based, at-risk compensation intended to focus executives on achieving annual financial goals designed to drive shareholder value

Long-Term Equity Incentive	Equity (Variable)	Performance-based, at-risk compensation intended to focus executives on achieving longer-term financial goals designed to drive long-term shareholder value and support our retention strategies

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EXECUTIVE COMPENSATION
The table below presents the principal components of the Company's 2024 compensation program, each of which was applicable to all NEOs during 2024.

Pay Component	Payment Method	Performance or Service Condition	Objectives

BASE SALARY	•Cash	•Active employment	•Provide market-competitive, fixed level of compensation commensurate with an executive's overall scope of responsibilities

ANNUAL CASH INCENTIVE	•Cash	•Achievement of two equally-weighted financial performance measures: EVA and Adjusted Free Cash Flow	•Focus executives on achieving annual financial performance goals, while driving long-term shareholder value

•Achievement of two equally-weighted financial performance measures: EVA and Adjusted Free Cash Flow

LONG-TERM EQUITY INCENTIVE	•Equity - PSUs (60%)	•Continued employment through the end of the performance period (2024-2026)	•Focus executives on achieving longer-term financial goals, while driving long-term shareholder value

•Company TSR performance compared to that of a comparator group of peer companies

	•Equity - RSAs (40%)	•Continued employment through the applicable vesting dates; RSAs vest in three equal installments (February 28, 2025, February 28, 2026 and February 28, 2027)	•Further align NEOs' interests with those of the Company's shareholders

During 2024, our NEOs also received benefits that are commensurate with those available to other similarly-situated salaried employees, including health and welfare and retirement benefits. As executive officers of the Company, our NEOs also received limited cash allowances, as described in this CD&A under "Other Executive Compensation Practices and Policies—Limited Cash Allowances."

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EXECUTIVE COMPENSATION
Compensation Practices
Our executive compensation program demonstrates our commitment to sound compensation governance principles. The following table highlights some of the more significant best practices we have adopted, and the practices we have avoided, to maintain this commitment.

What We Do

Pay for performance compensation philosophy
Significant portion of executive pay is performance-based and at-risk
Incentive compensation earned based on the achievement of key financial performance measures, including EVA, Adjusted Free Cash Flow, and TSR
Align long-term objectives with shareholder value creation
Utilize market compensation data, and benchmark against peer group of companies
Compensation Committee composed solely of independent directors
Engage independent compensation consultant, reporting directly to Compensation Committee
Conduct an annual compensation review and risk assessment
Maintain a balanced compensation structure, consisting of fixed and variable pay, short- and long-term time horizons, and cash and equity components
Include double-trigger change of control provisions in equity award terms
Require a minimum one-year vesting period for equity awards
Use shareholder engagement and business objectives to inform compensation program
Utilize rigorous goal setting process
Maintain Clawback Policy that empowers PHINIA to recover certain incentive compensation erroneously awarded
Require robust executive stock ownership

What We Don’t Do

We do not provide excessive severance benefits
We do not provide excessive executive benefits
We do not provide tax gross-ups to NEOs, except in limited circumstances relating to international assignments
We do not pay current dividends or dividend equivalents on unvested awards; dividend equivalents vest only when, if, and to the extent that the underlying awards vest
We do not provide single-trigger change of control severance benefits except if awards are not assumed by the acquiror
We do not permit hedging or pledging of our stock
We do not permit short sales, put options, call options, or other market-offered derivative transactions involving our stock
We do not encourage excessive or unnecessary risk-taking through our compensation policies

Say-On-Pay Vote
At our 2024 Annual Meeting, approximately 93% of the votes cast with respect to our say-on-pay proposal approved the compensation of our NEOs. The Committee believes the results of this advisory vote on executive compensation, along with other indications from shareholders, are reflective of shareholder support of the Company's executive compensation program and compensation paid to our NEOs.
The Committee will continue to consider shareholder input, including results from future shareholder advisory say-on-pay votes, as it evaluates the design of executive compensation programs and specific compensation decisions for executive officers in the future.

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EXECUTIVE COMPENSATION
Decision-Making and Oversight
Decisions impacting our NEOs' 2024 compensation were made by the Committee and aligned with our compensation philosophy and policies.

Compensation Committee and Management

The Committee is comprised of independent members of our Board. The Board has delegated to the Committee responsibility for reviewing and approving the compensation for our executive officers, among other matters. Accordingly, the Committee has determined and approved the compensation of our NEOs and each of our other executive officers. The Committee works closely with its independent compensation consultant and management to evaluate the appropriateness and effectiveness of the Company’s executive compensation program. Pursuant to its charter, the Committee may form and delegate authority to subcommittees (consisting of one or more members) or Company officers as it deems appropriate and in accordance with applicable laws, regulations, and listing standards.
The Committee performs a strategic review of executive officer compensation levels at least annually, in addition to having regular discussions about the executive compensation program during its meetings held throughout the year. The Committee evaluates the executive compensation program to confirm alignment with our pay-for-performance philosophy, executive compensation objectives, the Company’s business strategies, competitive market conditions, and the interests of our shareholders. The Committee also considers feedback from shareholders. After consideration of these data points, the Committee seeks to determine whether the executive compensation program: (i) meets these objectives; (ii) provides adequate incentives and motivation to executive officers; and (iii) appropriately compensates executive officers relative to comparable officers at other companies with which PHINIA competes for executive talent.
In setting the compensation of our executive officers other than our CEO, the Committee takes into account the CEO’s review of each executive officer’s performance and his recommendations with respect to each executive officer’s compensation. The CEO does not participate in the approval of his own compensation. The CEO's compensation is approved and determined by the Committee based on guidance from our compensation consultant, competitive market compensation data, and individual and Company performance criteria.

Independent Compensation Consultant

The Committee has directly engaged Pearl Meyer & Partners, LLC (Pearl Meyer) to serve as its independent compensation consultant. As requested by the Committee, Pearl Meyer advises the Committee on general marketplace trends in executive compensation, advises the Committee and assists management with proposals for our executive compensation programs and compensation philosophy, assists in the development of a group of peer companies for inclusion in competitive market analyses of compensation, and otherwise advises the Committee and management with regard to the compensation of our NEOs and other executive officers. During 2024, Pearl Meyer also provided input to the Corporate Governance Committee for its review of non-employee director compensation, which is described in the Non-Employee Director Compensation Program section of this Proxy Statement.
The Committee has assessed the independence of Pearl Meyer pursuant to the applicable rules and determined that its engagement of Pearl Meyer does not raise any conflict of interest. The Committee will continue to conduct a similar assessment of the independence of the compensation consultant annually. Pearl Meyer does not provide any services to the Company or any of the Company’s affiliates other than advising the Committee on executive compensation matters and advising the Corporate Governance Committee on non-employee director compensation matters.

Use of Competitive Data and Peer Group

The Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and confirm that our executive compensation program is designed to attract, motivate and retain key talent. For 2024, the Committee and management worked with Pearl Meyer to review and approve the following group of companies (the Peer Group) for purposes of assessing competitive compensation practices.

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EXECUTIVE COMPENSATION

Allison Transmission Holdings, Inc.	Fortive Corporation	Sensata Technologies Holding plc
American Axle & Manufacturing Holdings, Inc.	Fox Factory Holding Corp.	Standard Motor Products, Inc.
Autoliv, Inc.	Garrett Motion Inc.	Superior Industries International, Inc.
Cooper-Standard Holdings Inc.	Gentex Corporation	The Timken Company
Dana Incorporated	LCI Industries	Visteon Corporation
Dorman Products, Inc.	Modine Manufacturing Company
Dover Corporation	Oshkosh Corporation

The Committee selected the Peer Group based on several important criteria, including:
•similarity of such companies’ industries to those of PHINIA (considering companies within the auto parts and equipment, construction machinery and heavy trucks, electrical components and equipment, industrial machinery, tires and rubber, and technology industries);
•general comparability of key financial measures (primarily annual revenue and market capitalization, with ideal candidates having revenue between one-third and three times the projected revenue of PHINIA); and
•the extent to which such companies may compete with PHINIA for executive talent based on the above and additional factors.
At the time the Peer Group was approved, the Company’s revenue was around the median of the Peer Group. The Committee reviews the composition of our Peer Group at least annually to confirm that the companies constituting the Peer Group continue to provide meaningful and relevant compensation comparisons.
In determining the compensation of our executive officers, the Committee reviews and considers data from the Peer Group, in addition to relevant published compensation survey data, input from our CEO and other Board and Committee members, the competitiveness of current compensation levels relative to market, and other factors. The Committee does not target a specific competitive position versus the market in determining the compensation of our executive officers. Rather, the Committee considers the compensation data of the Peer Group and such other resources in conjunction with the Company’s pay-for-performance and long-term value creation objectives in determining the compensation for our executive officers designed to align management’s interests with those of our shareholders.

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EXECUTIVE COMPENSATION
NEO Compensation
Base Salary

LINK TO COMPENSATION OBJECTIVES	Competitive, fixed rate of pay relative to similar positions in the market intended to enable the Company to attract and retain critical executive talent.

In establishing base salaries for our executive officers, the Committee considers the scope of each executive’s responsibilities and individual experiences, the time period serving in the executive officer role, development opportunities, changes in responsibilities, internal equity, and individual and business performance, with reference to market and Peer Group data. When considering market competitive base salaries, the Committee targets median market levels among its Peer Group. Base salaries may, however, be reasonably below or above the median of the Peer Group considering the other factors described above.
With the input of Pearl Meyer, the Committee conducted a review of the compensation of our NEOs. Based on such review, the Committee approved 2024 base salaries for our NEOs effective April 1, 2024, as set forth in the table below. Base salaries for our NEOs increased between 5.0% and 15.0% as compared to 2023, informed by market compensation data from our Peer Group and published surveys, to move compensation levels closer to market medians and reflect individual and business performance, individual responsibilities, internal equity, and retention considerations.

Name	Annual Base Salary As of December 31, 2023 ($)	Annual Base Salary As of April 1, 2024 ($)

Brady D. Ericson	875,000	1,000,000

Chris P. Gropp	500,000	535,000

Robert Boyle	395,000	434,500

Alisa Di Beasi	355,000	408,250

Matthew Logar	365,000	383,250

Annual Cash Incentive

LINK TO COMPENSATION OBJECTIVES	Performance-based, at-risk compensation intended to focus executives on achieving exceptional performance relative to annual financial metrics that are designed to drive shareholder value.

The Committee previously approved and implemented the PHINIA Inc. Management Incentive Bonus Plan (PHINIA MIP)—a cash-based, annual incentive plan intended to assist the Company in attracting and retaining highly qualified employees and to focus executives on achieving annual financial goals that are designed to drive long-term shareholder value. At the beginning of 2024, the Committee approved annual cash incentives for our NEOs under the PHINIA MIP that may be earned based on the Company's achievement of two equally-weighted financial performance measures specific to PHINIA: EVA and Adjusted Free Cash Flow.
The Committee selected EVA and Adjusted Free Cash Flow because they are key measures used by management for, among other matters, considering the Company’s cost of capital in connection with investment decisions and with actions aimed at creating long-term shareholder value. Additionally, EVA is generally believed to be reflective of true economic profit beyond accounting profits, and to incentivize true value creation for shareholders, including having a high correlation to share price. EVA and Adjusted Free Cash Flow are non-GAAP measures. Please see Annex A for reconciliations to their most directly comparable financial measures as reported under GAAP or an explanation of how such measures are calculated from the financial statements.
The payout range of the 2024 annual cash incentives is between 0% and 200%, with 50% payout at threshold achievement and 200% payout at maximum achievement for each metric. The Committee reserved discretion to adjust final 2024 annual incentive payouts by up to 10% (positive or negative) based on the Committee’s evaluation of the Company’s

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EXECUTIVE COMPENSATION
performance against its strategic goals (with total payout for each NEO capped at 200% of their respective target bonus opportunity).
The Committee believes the design of the 2024 annual cash incentive to be appropriate for our NEOs because it:
•is aligned with PHINIA's executive compensation philosophy and business objectives;
•aligned annual cash incentives to PHINIA-specific 2024 performance; and
•aligned NEOs' interests with Company business goals and strategies and the interests of the Company's shareholders.
In connection with approving the 2024 annual incentive program under the PHINIA MIP, the Committee approved 2024 target annual incentive opportunities for our NEOs, as follows, with achievement levels ranging between a minimum of 0% to a maximum of 200% of the target annual incentive opportunity.

Name	Target Annual Incentive Opportunity (% of base salary)	Target Annual Incentive Opportunity ($ as a dollar amount)

Brady D. Ericson	125%	1,250,000

Chris P. Gropp	70%	374,500

Robert Boyle	60%	260,700

Alisa Di Beasi	55%	224,538

Matthew Logar	50%	191,625

The 2024 performance metrics, targets, weightings and actual results for our NEOs, as approved by the Committee, were as follows (with straight line interpolation between performance levels).

		Performance Level
Performance Metric	Weight	Threshold (50% payout)		Target (100% payout)		Maximum (200% payout)		Actual Results(1)

EVA	50%	$7.709	M	$12.314	M	$21.525	M	$14.9	M

Adjusted Free Cash Flow	50%	$160	M	$180	M	$220	M	$253	M

(1)EVA and Adjusted Free Cash Flow are non-GAAP measures. Please see Annex A for reconciliations to their most directly comparable financial measures as reported under GAAP or an explanation of how such measures are calculated from the financial statements.
In February 2025, the Committee approved the annual cash incentive amounts earned by our NEOs for 2024 based on demonstrated achievement of the pre-established EVA and Adjusted Free Cash Flow measures.

Name	Payout as a % of Target Based on Actual EVA Performance	Payout as a % of Target Based on Actual Adjusted Free Cash Flow Performance	Payout as a % of Target Based on Overall Performance	Annual Incentive Payout(1)

Brady D. Ericson	128%	200%	164%	$2,050,000

Chris P. Gropp	128%	200%	164%	$614,180

Robert Boyle	128%	200%	164%	$427,548

Alisa Di Beasi	128%	200%	164%	$368,242

Matthew Logar	128%	200%	164%	$314,265

(1)Final actual incentive payout amounts, as approved by the Committee, were determined based upon actual performance against EVA and Adjusted Free Cash Flow for 2024, with no application of Committee discretion to modify payouts as permitted under the approved 2024 annual cash incentive program.

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EXECUTIVE COMPENSATION
Long-Term Equity Incentives

LINK TO COMPENSATION OBJECTIVES
Performance-based, at-risk compensation intended to focus our executives on achieving longer-term financial goals that are designed to drive long-term shareholder value and support the Company’s retention strategies.

The PHINIA Inc. 2023 Stock Incentive Plan (the Stock Incentive Plan) authorizes the Committee to award stock appreciation rights, stock options, restricted stock, stock units, performance units, cash incentive awards, and certain other types of awards to our key employees and directors. The general practice of the Committee is to grant incentive awards, including equity-based incentive awards, during the first quarter of the calendar year so that all components of executive compensation can be considered in a coordinated and comprehensive manner.
The Committee approved the grant of 2024 long-term equity incentive compensation (LTI) awards to each of the Company’s executive officers, including the NEOs, in February 2024 (the 2024 LTI Awards). The target 2024 LTI Awards for the Company’s NEOs consist of grants of PSUs (weighted 60%) and time-based RSAs (weighted 40%) awarded under the Stock Incentive Plan.
The table below sets forth the target dollar values for the 2024 LTI Awards granted to each of the NEOs, as well as the number of shares or units awarded.

		Number of Awards Granted in 2024(1)
Name	2024 LTI Award Value at Target	PSUs at Target	Restricted Stock at Target

Brady D. Ericson	$4,500,000	90,574	60,382

Chris P. Gropp	$1,000,000	20,127	13,418

Robert Boyle	$500,000	10,064	6,709

Alisa Di Beasi	$415,000	8,353	5,569

Matthew Logar	$400,000	8,051	5,367

(1)     The Company’s 20-day average closing stock price per share as of the fifth trading day prior to the date of grant ($29.81) was used to convert target 2024 LTI Award values to units. The closing stock price per share on the grant date used for accounting values in the Summary Compensation Table was $31.73.
Performance Stock Units
PSUs granted in 2024, as approved by the Committee, have a cumulative three-year performance period (2024-2026). Earned PSUs will vest based on the Company’s TSR performance compared to that of a comparator group of peer companies (relative TSR, or rTSR), as outlined below (with straight-line interpolation between performance levels). The vesting of the PSUs is conditioned on the NEO’s continued service with the Company through the end of the performance period and is further subject to the terms and conditions of the Stock Incentive Plan and the applicable award agreements.

Performance Level	Company's rTSR Percentile Rank	Percentage of Target PSUs Earned(1)

Maximum	75th and Above	200%

Target	50th	100%

Threshold	25th	50%

Below Threshold	Below 25th	—%

(1)     The payout is limited to 100% of target if the Company’s absolute TSR is negative.
The Committee believes the PSUs align the interests of our NEOs with those of our shareholders, and further emphasize the importance of our long-term performance and value creation. All 2024 grants of PSUs will be settled in shares of Company common stock.

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EXECUTIVE COMPENSATION
The comparator group of peer companies for evaluating relative TSR is the same as the benchmarking peer group used for purposes of assessing competitive compensation practices and identified above in the Decision-Making and Oversight section of this CD&A.
Time-Based Restricted Stock
RSAs granted in 2024, as approved by the Committee, will vest ratably in three equal installments on February 28, 2025, February 28, 2026, and February 28, 2027. The vesting of RSAs is conditioned on the NEO’s continued service with the Company through the applicable vesting dates and is further subject to the terms and conditions of the Stock Incentive Plan and the applicable award agreements.
The Committee believes that the use of RSAs as a component of compensation helps retain executives and aligns the interests of our executives with those of our shareholders, as the value of RSAs is directly linked to the price of the Company's common stock.
Other Executive Compensation Practices and Policies
Executive Stock Ownership Policy
To promote PHINIA share ownership and to align the interests of management and those of our shareholders, we have established an Executive Stock Ownership Policy that requires our executive officers, including our NEOs, to hold a significant and sustained long-term personal financial interest in the Company.

CEO	■■■■■■ 6x base salary
CFO	■■■ 3x base salary
Other NEOs and Executive Officers	■■ 2x base salary
Our executive officers must satisfy their ownership requirement within the five years following their initial appointment to their respective positions. The following will be taken into consideration in determining whether the executive officer has satisfied the stock ownership requirement: unvested RSAs and restricted stock units (RSUs) and common stock beneficially owned, directly or indirectly, by the executive or their immediate family members (including stock held in a trust account or retirement plan account). Unexercised stock options, stock appreciation rights, and unvested performance-based equity awards (including PSUs) will not count towards fulfilling the ownership requirements.
Officers who have not yet fulfilled their ownership requirement must hold at least 50% of the net after-tax amounts of any performance-based equity awards (including PSUs), RSAs and RSUs that become vested until their ownership requirement is met. The Committee annually reviews stock ownership levels for our CEO and all other executive officers to confirm their compliance with this policy. Each of our NEOs is in compliance with our Executive Stock Ownership Policy.
Compensation Recovery Policy
As required by NYSE listing standards, our Board adopted the PHINIA Inc. Compensation Recovery Policy (Clawback Policy), which requires recovery of certain erroneously awarded incentive-based compensation received by our executive officers in the event of an accounting restatement. Certain incentive-based compensation received by the executive during the three completed fiscal years preceding the date the Company is required to prepare an accounting restatement will be subject to reduction or reimbursement to the Company as provided pursuant to the terms of the Clawback Policy.
Equity Grant Practices
The Company generally grants annual equity awards in the first quarter of each year, following approval by the Committee. The Committee and the Board do not take into account material non-public information when determining the timing or terms of equity awards or executive compensation. In 2024, we did not grant stock options, stock appreciation rights, or similar option-like awards to our NEOs.

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EXECUTIVE COMPENSATION
Restrictions on Short Sales, Hedging, and Pledging of Stock
Generally, our Insider Trading Policy prohibits our directors and employees from: (i) engaging in any transaction involving derivative securities that are not issued by the Company, including a publicly traded put option, call option, or swap relating to PHINIA securities; (ii) selling any PHINIA securities they do not own (i.e., “selling short”); and (iii) engaging in hedging or monetization transactions, such as collars or forward sale contracts. In addition, directors and designated Section 16 executive officers may not: (i) enter into any transactions that result in pledging or using PHINIA securities as collateral to secure personal loans or other obligations; or (ii) hold PHINIA securities in margin accounts, except for extraordinary reasons and after an exception is granted by the General Counsel and Committee Chair.
Executive Benefits and Retirement Plan
Our NEOs are eligible to participate in employee benefit plans on the same basis as other similarly-situated salaried employees, such as: medical, dental, and vision care plans; health care flexible spending accounts; health savings accounts; life, accidental death and dismemberment, and disability insurance; employee assistance programs; and a defined contribution retirement plan, including a 401(k) feature. In 2024, our eligible employees (including our NEOs) participated in the PHINIA Inc. Retirement Savings Plan (PHINIA Retirement Savings Plan). Effective January 1, 2024, PHINIA established the PHINIA Retirement Savings Plan, which provides participants with a variety of salary deferral contribution alternatives, as well as market-competitive, employer-provided retirement contributions and matching contributions.
Our U.S.-based executives, including our NEOs, who exceed the limits under the tax-qualified PHINIA Retirement Savings Plan are also eligible to participate in an excess plan. Effective January 1, 2024, PHINIA established the PHINIA Inc. Amended and Restated Retirement Savings Excess Benefit Plan (PHINIA Excess Plan), an unfunded, non-qualified retirement plan. The PHINIA Excess Plan is intended to keep certain highly compensated U.S. employees whole regarding Company contributions that are otherwise limited under the PHINIA Retirement Savings Plan by provisions in the Internal Revenue Code.
All of our NEOs received Company contributions under the PHINIA Excess Plan in 2024. For further detail, refer to the Non-Qualified Deferred Compensation Table.
Limited Cash Allowances
We provide limited taxable annual cash allowances to our NEOs ($50,000 for our CEO, $35,000 for our CFO, and $25,000 for each of our other NEOs) that may be used for the purchase of executive benefits in their discretion. We did not provide tax gross-ups on executive benefits for any of our NEOs in 2024, and generally do not provide tax gross-ups on executive benefits for any of our other executive officers, except in limited circumstances relating to international assignments.
Change of Control and Severance Plans and Agreements
We have Change of Control Employment Agreements (as currently in effect, the CoC Agreements) with each of our NEOs and certain other executives. In establishing the CoC Agreements, our Board determined that it is in the best interests of the Company and our shareholders to: (i) maintain NEOs’ continued dedication in the event of either a contemplated or actual change of control; and (ii) provide two years of compensation to NEOs terminated in connection with a change of control so as to focus their attention on executing the transaction rather than their personal circumstances affected by a change of control (including in the event of their termination of employment without cause or for good reason in connection with a change of control). A description of such compensation and severance payments and benefits is described in this Proxy Statement under Potential Payments Upon Termination or Change of Control.
The CoC Agreements: (i) do not provide for excise tax gross-up provisions; (ii) allow a portion of any benefit received in connection with a change of control to be attributable to a non-compete agreement to reduce the potential for the excise tax; and (iii) require an executive to forego a portion of change of control payments that could otherwise trigger excise tax if such reduction would be beneficial to the executive.
Each of our NEOs is eligible for severance benefits under the PHINIA Inc. Transition Income Plan (TIP). We established the TIP to provide limited severance payments to all U.S. salaried employees in the event their employment is terminated due to a restructuring or reduction in work force, or the permanent elimination of a position. The TIP benefit includes a lump sum payment that is based on length of service (with a maximum benefit of 26 weeks of base salary) and medical coverage if eligible, subject to an employee’s execution, and non-revocation, of a release of claims against the Company. In no event would an NEO receive a payment under both the CoC Agreement and the TIP.

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EXECUTIVE COMPENSATION
Treatment of Equity in the Event of a Change of Control
The CoC Agreements and RSA and RSU award agreements provide for double-trigger vesting upon a change of control. Specifically, to the extent the acquiror in a change of control transaction assumes outstanding equity-based awards or provides replacement awards on an equivalent basis, these awards will not automatically be subject to accelerated exercisability, vesting, or settlement upon the change of control. Rather, vesting will occur upon the participant’s termination of employment if they are terminated by the Company (or its successor) without cause or if the participant terminates their employment for good reason during the two-year period following the change of control. In the case of assumed awards that vest based on the attainment of performance goals, (i) the performance goals will be deemed to have been satisfied at the target award level or, if greater, as otherwise specified by the Committee at or after grant, and (ii) any assumed or substituted award will not include a performance goal, unless otherwise determined by the Committee.
If the acquiror in the change of control transaction does not assume the awards or issue replacement awards, then upon the date of the change of control, RSAs and RSUs will become fully vested. For awards that vest based on the attainment of performance goals and that are not assumed by the acquiror, the goals will be deemed to have been fully earned and achieved at projected actual performance levels as determined by the Committee in its sole discretion, and the relevant performance period will be deemed to have ended on the effective date of the change of control.
Compensation Risk Management
Each year, our Committee oversees a risk assessment of the Company’s executive compensation program, supported by our independent compensation consultant, to confirm that our compensation program and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our executive compensation program currently includes several features that mitigate unnecessary risk-taking, including: (i) a balance of short- and long-term incentives, with long-term incentives serving as the majority of our executives’ target direct compensation; (ii) a mix of performance metrics associated with our incentives; (iii) clawback provisions; and (iv) stock ownership requirements.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Compensation Committee of the Board:

Roger J. Wood, Chair	Samuel R. Chapin	Latondra Newton

This Compensation Committee Report does not constitute soliciting material. It is not considered filed by the Company and shall not be incorporated by reference into any of the Company's other filings under the Securities Act of 1933, as amended, or the Exchange Act unless stated otherwise by the Company.

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table (2024, 2023, and 2022)
The following table presents compensation information for each of our NEOs. Prior to completion of the Spin-Off in July 2023, such amounts were paid by the Company's former parent. Following the Spin-Off's completion, the amounts included below were paid by the Company.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)

Brady D. Ericson	2024	968,750	—		5,951,898	2,050,000	—	758,975	9,729,623
President and CEO	2023	781,250	—		5,891,782	976,500	—	530,511	8,180,043
	2022	668,750	—		2,028,631	1,279,800	—	287,661	4,264,842

Chris P. Gropp	2024	526,250	—		1,322,612	614,180	—	224,195	2,687,237
VP and CFO	2023	423,996	169,752		993,558	325,500	—	411,767	2,324,573
	2022	337,033	—		199,273	189,832	—	306,573	1,032,711

Robert Boyle	2024	424,625	—		661,329	427,548	—	174,227	1,687,729
VP, General Counsel and Secretary	2023	357,808	166,560		547,792	183,675	—	404,834	1,660,669
	2022	329,840	—		193,740	192,760	—	928,513	1,644,853

Alisa Di Beasi	2024	394,938	—		548,914	368,242	—	117,045	1,429,139
VP and CHRO	2023	344,646	155,304		524,466	165,075	—	86,113	1,275,604
	2022	315,748	—		199,273	191,642	—	60,751	767,414

Matthew Logar	2024	378,687	100,000	(4)	529,048	314,265	—	102,827	1,424,827
VP and CIO

(1)Reflects the aggregate grant date fair value of stock awards calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. 2024 stock awards consisted of PSUs and RSAs granted to all NEOs under the Stock Incentive Plan on February 16, 2024. The terms of the 2024 stock awards are summarized in the CD&A under “NEO Compensation—Long-Term Equity Incentives.” A discussion of the relevant assumptions is set forth in Note 16 to the consolidated financial statements in the 2024 Annual Report. For the PSUs, which are market-based, the aggregate grant date fair value of the awards, as reported in the table, does not change assuming that the highest level of performance conditions will be achieved. These amounts may not reflect the actual value realized upon vesting or settlement, if any.
(2)Cash payments made under the PHINIA MIP with respect to 2024 performance.
(3)Amounts reported include compensation under the following plans and programs.

2024 Plan or Program	Ericson ($)	Gropp ($)	Boyle ($)	Di Beasi ($)	Logar ($)

Limited Cash Allowance(a)	50,000	35,000	25,000	25,000	25,000

PHINIA Retirement Savings Plan(b)	40,550	40,550	47,623	27,919	31,198

PHINIA Excess Plan(c)	227,159	71,410	27,219	24,959	20,963

Value of Dividends Accrued on Unvested Awards(d)	441,266	77,235	42,930	39,167	25,666

Costs Related to Prior International Assignments(e)	—	—	31,455	—	—

Total	758,975	224,195	174,227	117,045	102,827

(a)Amounts provided on behalf of NEOs in the form of a taxable cash allowance that may be used for the purchase of executive benefits in their discretion.
(b)Amounts credited on behalf of NEOs pursuant to the provisions of the PHINIA Retirement Savings Plan.

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EXECUTIVE COMPENSATION TABLES
(c)Amounts credited on behalf of NEOs pursuant to the provisions of the PHINIA Excess Plan.
(d)We do not pay current dividends or dividend equivalents on unvested awards. Dividend equivalents vest only when, if, and to the extent that the underlying awards vest.
(e)Amounts relating to taxes paid by the Company related to an international assignment that ended in June 2023.
(4)Amount shown in the Bonus column for Mr. Logar represents the first of two cash payments, each in the amount of $100,000, comprising a sign-on bonus associated with joining the Company effective May 1, 2023, with the first payment payable after one year of employment and the second payable after two years of employment with the Company.
Grants of Plan-Based Awards Table (2024)
The following table presents additional information regarding the plan-based compensation for 2024 disclosed in the Summary Compensation Table.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Brady D. Ericson		625,000	1,250,000	2,500,000
	2/16/2024(2)							60,382	1,915,921
	2/16/2024(3)				45,287	90,574	181,148		4,035,977

Chris P. Gropp		187,250	374,500	749,000
	2/16/2024(2)							13,418	425,753
	2/16/2024(3)				10,064	20,127	40,254		896,859

Robert Boyle		130,350	260,700	521,400
	2/16/2024(2)							6,709	212,877
	2/16/2024(3)				5,032	10,064	20,128		448,452

Alisa Di Beasi		112,269	224,538	449,076
	2/16/2024(2)							5,569	176,704
	2/16/2024(3)				4,177	8,353	16,706		372,210

Matthew Logar		95,813	191,625	383,250
	2/16/2024(2)							5,367	170,295
	2/16/2024(3)				4,026	8,051	16,102		358,753

(1)Represents threshold, target, and maximum annual cash incentive amounts that could have been earned based on Company performance pursuant to 2024 awards granted under the PHINIA MIP. The amounts of annual cash incentive awards earned in 2024 by our NEOs were determined in February 2025 and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)Represents RSA awards granted under the Stock Incentive Plan. These RSAs vest ratably, with one-third of the RSAs and associated reinvested dividends vesting on February 28, 2025, 2026 and 2027.
(3)Represents PSUs granted under the Stock Incentive Plan. PSUs may be earned in a multiple ranging from zero to two times the target awards based on rTSR performance during the performance period January 1, 2024 through December 31, 2026, subject to continued employment through the performance period. The number of PSUs earned will be determined as soon as practicable after the end of the performance period, December 31, 2026. The PSUs are considered market condition awards pursuant to ASC Topic 718 and the grant date fair value for the awards was $44.56 per unit, calculated using the Monte Carlo simulation model in accordance with ASC Topic 718.

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EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End Table (2024)
The following table presents information regarding the number and value of unvested equity awards outstanding at December 31, 2024 for our NEOs.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Brady D. Ericson	2/16/2024	61,795(2)	2,976,665	185,388(7)	8,930,140
	8/29/2023	138,935(3)	6,692,499
	7/18/2023	12,440(4)	599,235
	7/18/2023	26,591(5)	1,280,888
	7/18/2023	53,254(6)	2,565,245

Chris P. Gropp	2/16/2024	13,732(2)	661,470	41,196(7)	1,984,411
	8/29/2023	29,888(3)	1,439,705
	7/18/2023	4,151(4)	199,954
	7/18/2023	8,712(5)	419,657

Robert Boyle	2/16/2024	6,865(2)	330,687	20,600(7)	992,302
	8/29/2023	13,282(3)	639,794
	7/18/2023	4,035(4)	194,366
	7/18/2023	7,884(5)	379,772

Alisa Di Beasi	2/16/2024	5,699(2)	274,521	17,096(7)	823,514
	8/29/2023	11,936(3)	574,957
	7/18/2023	4,151(4)	199,954
	7/18/2023	8,297(5)	399,666

Matthew Logar	2/16/2024	5,493(2)	264,598	16,478(7)	793,745
	8/29/2023	12,275(3)	591,287

(1)Calculated by multiplying the number of shares or units by the closing price per share of the Company's stock on December 31, 2024, which was $48.17.
(2)Awards granted on February 16, 2024 in the form of RSAs, plus reinvested dividends, which will vest ratably over three years on February 28, 2025, February 28, 2026, and February 28, 2027.
(3)2023 Recognition Awards in the form of RSAs, plus reinvested dividends, which will vest in two equal installments on August 29, 2025 and August 29, 2026.
(4)2023 Replacement Awards in the form of RSAs, plus reinvested dividends, which will vest on February 28, 2025.
(5)2023 Replacement Awards in the form of RSAs, plus reinvested dividends, which will vest in two equal installments on February 28, 2025 and February 28, 2026.
(6)2023 Replacement Awards in the form of RSUs, plus dividend equivalents, which will vest on December 31, 2025.
(7)Awards granted on February 16, 2024 in the form of PSUs, plus reinvested dividends, reported at the maximum level of performance (200%). PSUs may be earned in a multiple ranging from zero to two times the target awards based on rTSR performance during the performance period of January 1, 2024 through December 31, 2026, subject to continued employment through the performance period. The number of earned and vested PSUs will be determined in the first quarter of 2027 when the Compensation Committee approves the level of achievement of the performance goals.

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EXECUTIVE COMPENSATION TABLES
Option Exercises and Stock Vested Table (2024)
The following table presents information regarding the number and value of stock awards exercised or vested for our NEOs during 2024.

Name	Stock Awards
	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Brady D. Ericson	84,120	3,671,585

Chris P. Gropp	9,117	305,602

Robert Boyle	8,609	288,574

Alisa Di Beasi	8,589	287,903

Matthew Logar	—	—

(1)For Mr. Ericson, Ms. Gropp, Mr. Boyle and Ms. Di Beasi, the number of shares acquired upon vesting includes RSAs granted as Replacement Awards awarded in July 2023 (replacement of awards initially made by the Company's former parent in February 2021 and February 2022), as to which restrictions lapsed in February 2024. For Mr. Ericson, the number of shares acquired upon vesting also includes Replacement Awards in the form of RSUs granted by PHINIA in July 2023 (replacement of awards initially made by the Company's former parent in February 2022) as to which restrictions lapsed in December 2024.
(2)For the RSAs granted as Replacement Awards in July 2023 as to which restrictions lapsed in February 2024, the value realized on vesting is equal to the number of shares vested multiplied by the closing price per share of the Company's stock on February 28, 2024 ($33.52). For Mr. Ericson's RSUs, the value realized on vesting is equal to the number of units vested multiplied by the closing price per share of the Company's stock on December 31, 2024 ($48.17).
Non-Qualified Deferred Compensation Table (2024)
The following table includes information regarding the PHINIA Excess Plan for our NEOs during 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Brady D. Ericson	—	227,159	475,950	—	3,464,666

Chris P. Gropp	—	71,410	48,187	—	596,293

Robert Boyle	—	27,219	10,116	—	105,596

Alisa Di Beasi	—	24,959	10,021	—	106,743

Matthew Logar	—	20,963	(12)	—	20,951

(1)Amounts shown in this column represent benefits contributed for each NEO, which amounts are included in the “All Other Compensation” column in the Summary Compensation Table.
(2)These amounts are not included in the Summary Compensation Table because they are not above market.
(3)Of the aggregate total amounts in this column, the following contribution amounts have been reported in the Summary Compensation Table for this year and for previous years.

	2024 ($)	Previous Years ($)	Total ($)

Brady D. Ericson	227,159	443,990	671,149
Chris P. Gropp	71,410	78,308	149,718
Robert Boyle	27,219	46,728	73,947
Alisa Di Beasi	24,959	44,430	69,389
Matthew Logar	20,963	—	20,963

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EXECUTIVE COMPENSATION TABLES
The PHINIA Excess Plan was established effective January 1, 2024 as a "mirror excess benefit plan" and assumed the obligations and liabilities under the former parent company plan associated with employees who became associated with the PHINIA business, including the NEOs.
The PHINIA Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole regarding Company contributions that are otherwise limited under the PHINIA Retirement Savings Plan by provisions in the Internal Revenue Code. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the PHINIA Retirement Savings Plan. Distributions are made following a participant’s separation from service, with distributions attributable to amounts earned or vested before January 1, 2005 distributed within 30 days after the participant’s separation from service, and amounts earned or vested after December 31, 2004 distributed in the seventh month following the month in which the participant’s separation from service occurs. No in-service withdrawals or loans are available. If a participant’s service with PHINIA is terminated because of dishonest conduct injurious to PHINIA, or if dishonest conduct injurious to PHINIA is identified by the Committee within one year after the participant’s service is terminated, the Committee may terminate the participant’s remaining interest and benefits under the PHINIA Excess Plan (except with respect to the DC Plan Account described below).
Effective on January 1, 2024, we established and simultaneously merged into the PHINIA Excess Benefit Plan, the PHINIA Deferred Compensation Plan, such that certain participants in the PHINIA Excess Plan have a deferred compensation account under the PHINIA Excess Plan that reflects transferred account balances of such participants from a corresponding “frozen” deferred compensation plan (DC Plan Account) maintained by PHINIA's former parent. The DC Account feature is closed to new entrants, and no new deferrals were made during 2024 or are permitted to be made to the accounts of participants. Distributions are made based on the elections of participants and may be elected to commence or occur upon the occurrence of (a) the first to occur of the participant's retirement or disability or (b) a specific scheduled date which is not earlier than five years after the end of the plan year in which the participant first commenced participation in the plan. Generally, no in-service withdrawals or loans are available; however, in the event of a change in control (as defined for purposes of the DC Plan Account feature) a participant will receive a complete distribution of their account).
PHINIA Excess Plan balances can be notionally invested in the same investment options that are available to participants under the PHINIA Retirement Savings Plan. As these plans are unfunded, no money is invested. Rather, a notional account is maintained which mirrors the returns of these investments.

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EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Termination or Change of Control
The following table presents information regarding the post-employment payments that would be paid to each of our NEOs, including upon certain employment termination events and/or a change of control. The following table assumes: (i) the acquiror in a change of control transaction assumes outstanding equity-based awards; (ii) the terms of the CoC Agreements for each NEO control with respect to the treatment of equity awards; and (iii) the Committee exercises discretion to vest equity awards in full, where discretion applies and the other applicable criteria is otherwise met. The calculations assume the applicable event occurred on December 31, 2024. For purposes of the calculations, the closing price per share of the Company's stock on December 31, 2024 ($48.17) was used to determine the market value of PSUs, RSUs, and RSAs.

Event*	Ericson	Gropp	Boyle	Di Beasi	Logar

Retirement
Annual cash incentive(1)	2,050,000	614,180	427,548	368,242	314,265
PSUs(2)	—	—	—	—	—
RSAs(3)	—	1,050,877	—	—	—
RSUs(4)	—	—	—	—	—
Total	2,050,000	1,665,057	427,548	368,242	314,265
Death
Annual cash incentive(1)	2,050,000	614,180	427,548	368,242	314,265
PSUs(2)	—	—	—	—	—
RSAs(3)	8,572,622	2,059,316	1,213,932	1,174,577	591,287
RSUs(4)	2,565,245	—	—	—	—
Total	13,187,867	2,673,496	1,641,480	1,542,819	905,552
Disability
Annual cash incentive(1)	2,050,000	614,180	427,548	368,242	314,265
PSUs(2)	—	—	—	—	—
RSAs(3)	8,572,622	2,059,316	1,213,932	1,174,577	591,287
RSUs(4)	2,565,245	—	—	—	—
Total	13,187,867	2,673,496	1,641,480	1,542,819	905,552
Involuntary Termination (w/o Cause) Unrelated to Change of Control
Annual cash incentive(1)	2,050,000	614,180	427,548	368,242	314,265
PSUs(2)	—	—	—	—	—
Total	2,050,000	614,180	427,548	368,242	314,265
Involuntary Termination Upon Restructuring or Reduction in Force or Permanent Elimination of Job Position
Annual cash incentive(1)	2,050,000	614,180	427,548	368,242	314,265
PSUs(2)	—	—	—	—	—
Lump Sum Transitional Benefit(5)	500,000	267,500	217,250	204,125	191,625
Group Insurance Benefits(6)	45,957	15,575	41,240	50,673	49,824
Total	2,595,957	897,255	686,038	623,040	555,714
Change of Control with Termination (Involuntary w/o Cause or for Good Reason)
Annual cash incentive(1)	1,250,000	374,500	260,700	224,538	191,625
Cash Severance Payment(7)	6,750,000	1,819,000	1,390,400	1,265,576	1,149,750
PSUs(8)	4,465,070	992,206	496,151	411,757	396,873
RSAs(8)	11,549,287	2,720,786	1,544,619	1,449,098	855,885
RSUs(8)	2,565,245	—	—	—	—
Additional Retirement Benefits(9)	633,954	245,210	139,456	125,726	112,984
Continued Health Care Benefits(10)	39,641	14,708	43,461	36,932	36,344
Outplacement Services(11)	40,000	40,000	40,000	40,000	40,000
Total	27,293,197	6,206,410	3,914,787	3,553,627	2,783,461
Post-Change of Control Voluntary Termination (w/o Good Reason) Death or Disability
Pro Rata Bonus(12)	1,250,000	374,500	260,700	224,538	191,625
Total	1,250,000	374,500	260,700	224,538	191,625

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EXECUTIVE COMPENSATION TABLES
*    No additional payments or benefits are provided in the case of a termination for cause or a voluntary termination (outside of retirement or following a change of control).
(1)Represents cash payments under the PHINIA MIP with respect to full year 2024 performance. Pursuant to the PHINIA MIP, a participant employed at least three months during the current calendar year whose employment ends as a result of involuntary termination (not for cause), death, disability or retirement may be eligible (or, in the case of death, their beneficiary may be eligible) to receive an incentive award based on year-end financial results and calculated on a prorated basis for the period of employment in that calendar year.
(2)The applicable PSU award agreement provides that in the case of termination due to death, disability, retirement, or involuntary termination without cause that occurs on or after the first anniversary of the grant date, PSUs will remain eligible to vest pro rata (based on the number of months served in the performance period) as determined following the end of the performance period based on actual results. PSUs granted on February 16, 2024 for the 2024-2026 Performance Period would be forfeited since they would not have been held by the NEOs for at least one year at December 31, 2024.
(3)The applicable RSA award agreements provide that for RSAs granted prior to 2024, (i) in the case of termination due to death or disability, RSAs will immediately vest in full and (ii) in the case of termination due to retirement, 2023 Recognition Awards in the form of RSAs will vest pro rata (based on the number of months served) if the NEO has provided at least six months’ notice of retirement, and 2023 Replacement Awards in the form of RSAs will vest in whole or in part as determined in the Committee’s sole discretion. For RSAs granted in 2024, (i) in the case of termination due to death or disability that occurs on or after the first anniversary of the grant date, RSAs will vest in full and (ii) in the case of termination due to retirement occurring on or after the first anniversary of the grant date, RSAs will vest pro rata (based on the number of months served) if the NEO has provided at least six months’ notice of retirement. Amounts reflect the value of 2023 Replacement Awards and 2023 Recognition Awards.
(4)Mr. Ericson is the only NEO with RSUs. The applicable RSU agreement provides that in the case of termination due to death or disability, RSUs will immediately vest in full and in the case of termination due to retirement, RSUs will vest in whole or in part in the Committee's sole discretion. In light of Mr. Ericson's age and years of service at December 31, 2024, it is assumed that the Committee would not exercise its discretion to vest his RSU award in the event of retirement.
(5)Lump sum cash benefit made under the TIP equal to twenty-six weeks’ base salary for each NEO.
(6)Group insurance benefit provided under the TIP in the form of Company paid COBRA medical, dental and vision premiums applicable to each NEO, less any amount required to have been paid by the NEO while an active employee for such group insurance benefits. Amounts reflect each NEOs applicable amount of COBRA premiums for the 2025 year, for a duration of twenty-six weeks, the maximum duration for group insurance benefits permitted under the TIP. Amounts do not include other health and welfare benefits provided under benefit plans available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of any payments made under the above scenarios.
(7)A cash severance payment based on two (or three, in the case of the CEO) times base salary plus bonus (at target opportunity) as provided under the CoC Agreement for each NEO.
(8)Pursuant to the CoC Agreement for each NEO, upon the date of the NEO's termination of employment or service, all outstanding equity awards will automatically vest (at target for any awards subject to performance goals). Amounts reflect the full value of outstanding PSUs, RSUs, and RSAs.
(9)As provided under the CoC Agreement for each NEO, values in the table represent a cash amount equivalent to retirement benefits based on two times the Company contributions to the PHINIA Retirement Savings Plan. Amounts do not reflect any impact from the potential imposition of any excise tax. Amounts do not include vested benefits under the PHINIA Retirement Savings Plan, as these benefits and benefit plans are available to all U.S.-based salaried employees. The provisions of the PHINIA Retirement Savings Plan would determine the timing and method of payments made under the above scenarios.
(10)As provided under the CoC Agreement for each NEO, values in the table represent a cash amount equal in value to welfare benefits (i.e. medical, dental, and life insurance coverage) for 18 months, calculated based on applicable 2025 COBRA rates and group life insurance premiums, and individual NEO elections. Amounts do not reflect any impact from the potential imposition of any excise tax. Amounts do not include other health and welfare benefits provided under benefit plans available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of any payments made under the above scenarios.
(11)As provided under the CoC Agreement for each NEO, values in the table represent a cash amount equal to the maximum value of outplacement services. Amounts do not reflect any impact from the potential imposition of any excise tax.
(12) Amounts include prorated bonus payment under the CoC Agreements for year of termination.
Change of Control Agreements
We have entered into CoC Agreements with each of our NEOs. This description reflects the terms of the CoC Agreements.
The CoC Agreements provide for certain employment compensation and severance payments and benefits in the event of a change of control. The employment period under the CoC Agreements begins from the date on which a change of control occurs and runs through the second anniversary of such date.
The CoC Agreements also include certain employment terms and conditions that would apply during the employment period including relating to (a) annual base salary (which may not be reduced after an increase during the employment period), (b) eligibility to receive an annual bonus (which must be at least equal to the target bonus opportunity of an executive under the MIP (or comparable successor or predecessor plan) for the year in which the employment period begins, (c) participation in incentive, savings, and retirement and welfare benefit plans generally available to other peer executives, (d) reimbursement of reasonable expenses, and (e) continuation of fringe benefits in effect for such executive.

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EXECUTIVE COMPENSATION TABLES
In the event an NEO terminates employment for good reason, or the Company terminates an NEO’s employment with the Company other than for cause, death, or disability, within two years of a change of control or in anticipation of a change of control, the NEO is entitled to the following (in addition to accrued but unpaid amounts):
•a lump sum cash amount equal to two (or three, in the case of the CEO) times the sum of (i) their annual base salary and (ii) their annual bonus (at a target opportunity) under the PHINIA MIP (or any comparable annual bonus under any predecessor or successor plan);
•a lump sum cash amount based on a prorated portion of their annual bonus (at a target opportunity) for the portion of the year up to the date of termination under the PHINIA MIP (or any comparable annual bonus under any predecessor or successor plan) (Pro Rata Bonus);
•a lump sum cash amount equal to two times the Company’s retirement and matching contributions that would have been made on their behalf in the first plan year ending after termination of employment;
•continuation of medical, dental, and life insurance benefits for 18 months; and
•outplacement services at a cost not to exceed $40,000.
In the event of a termination of employment due to death or disability within two years of a change of control or in anticipation of a change of control, the Company must pay the executive (or their estate or beneficiaries, in the case of death) accrued amounts and a Pro Rata Bonus in a lump sum generally within 30 days of termination, together with other applicable death and disability-related benefits.
In the event the executive voluntarily terminates employment other than for good reason within two years of a change of control or in anticipation of a change of control, the Company must pay the executive accrued amounts and a Pro Rata Bonus in lump sum generally within 30 days of termination.
The CoC Agreements also provide that, in the event of a change of control, any outstanding equity awards that are assumed or replaced by the acquiror in the change of control will not become vested on an accelerated, or “single-trigger,” basis solely as a result of the change of control. Instead, the assumed or replaced awards will continue in accordance with their terms (with performance goals deemed to have been satisfied at the target level for performance awards or, if greater, as otherwise specified by the Committee at or after grant) and will become vested on an accelerated basis only if the Company terminates the NEO’s employment without cause or the NEO terminates employment for good reason within two years after the change of control. This is referred to as “double trigger” vesting. Any equity awards that are not assumed or replaced in the change of control will generally become vested (with performance goals deemed to have been fully earned and achieved at projected actual performance levels (as determined by the Committee, in its sole discretion)).
Executives forego a portion of change of control payments that could otherwise trigger Internal Revenue Code Section 4999 excise taxes, as the tax will not be “grossed-up” under the CoC Agreement if such reduction in change of control payments would be beneficial to the executive.
“Change of control” generally means:
•the acquisition by any Person (as defined in the CoC Agreements) of beneficial ownership of 20% or more of either (i) the then-outstanding shares of Company common stock, or (ii) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of our directors (with certain exceptions);
•a change in the majority of our Board (provided, however that that any individual becoming a director subsequent to the date of the relevant CoC Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board);
•consummation by the Company of a reorganization, statutory share exchange, merger or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each of the foregoing, a Business Combination), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (ii) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board

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of directors of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
•approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.
“Change of control period” means the period commencing on the date the CoC Agreement was entered into and ending on the third anniversary of such date; provided, however, that commencing on the date one year after such entry date, and on each annual anniversary of such date (each, a Renewal Date), unless previously terminated, the change of control period will be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company gives notice to the executive that such period will not be so extended.
“Cause” generally means the willful and continued failure of the executive to perform substantially the executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or following the executive’s delivery of a Notice of Termination for Good Reason (as defined and described in the CoC Agreements)), after a written demand for substantial performance is delivered to the executive by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO of the Company believes that the executive has not substantially performed the executive’s duties, or the willful engaging by the executive in illegal conduct or gross misconduct which is materially demonstrably injurious to the Company.
“Good reason” generally means the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties, or responsibilities or any other diminution in such position, authority, duties or responsibilities, our failure to comply with compensation or benefit provisions in the CoC Agreement, the requirement for the executive to be based at any office or other location other than as provided in the CoC Agreement or the Company requiring the executive to travel on Company business to a substantially greater extent than required prior to the effective date of the CoC Agreement, a purported termination by the Company of an executive’s employment other than as permitted under the CoC Agreement, or our failure to require any successor to us to comply with the CoC Agreement.
Terminations Not Related to a Change of Control
The TIP applies to all U.S. salaried employees and provides for the payment of severance and benefits in the event an employee’s termination relates to a restructuring or reduction in work force, or the permanent elimination of a job position. In such circumstances, employees would be entitled to a lump sum payment of up to six months’ base salary, plus payment of healthcare, dental, and vision benefit premiums required under COBRA for six months.
Equity Award Agreements
The terms of our employee RSA and RSU award agreements provide special vesting terms in certain circumstances.
•In the event of death or disability, all unvested shares or units will immediately vest (in the case of awards granted in 2024, if the employee’s termination of employment due to death or disability occurs on or after the first anniversary of the grant date).
•In the event of a qualifying retirement (on or after attaining age 55 with at least 10 years of service or with the written consent of the Company), the Committee may, in its sole discretion, cause all or a portion of the unvested shares or units to vest or, in the case of certain RSAs, the award provides that a pro rata portion of the unvested shares will vest. As of December 31, 2024, Ms. Gropp is our only NEO who would meet the age 55 with 10 years of service requirement applicable to RSAs (and we assume that the Committee would not exercise its discretion to deem any other NEO retiree eligible as of December 31, 2024 who did not similarly meet the age and service condition).
•In the event of a change of control and a qualifying termination (without cause or for good reason) within two years following a change of control, the shares or units relating to an award will vest.
The terms of our employee PSU award agreements provide special vesting terms in certain circumstances.
•In the event of death, disability, qualifying retirement (on or after attaining age 55 with at least 10 years of service or with the written consent of the Company) or involuntary termination without Cause, in each case that occurs on or after the first anniversary of the grant date, the award provides that the employee shall remain eligible to vest in a pro rata portion of the PSUs the employee would have otherwise earned, determined at the end of the applicable performance period and based on actual results against the goals. Ms. Gropp is our only NEO who would meet the age 55 with 10 years of service requirement applicable to PSUs (and we assume that the Committee would not exercise its discretion to deem any other NEO retiree eligible as of December 31, 2024 who did not similarly meet the age and service condition).
•In the event of a change of control and the PSUs are assumed or replaced by the acquiror, then the performance goals will be deemed to have been satisfied at a target award level or, if greater, as otherwise specified by the Compensation Committee at or after grant and any assumed or substituted award will not include performance goals, unless otherwise determined by the Compensation Committee. If the executive’s employment is terminated without cause or the

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EXECUTIVE COMPENSATION TABLES
executive terminates his or her employment for good reason within two years after the change of control, such assumed or replaced awards will vest.
If the PSUs are not assumed or no replacement awards are issued, the PSUs will be deemed fully earned and achieved at projected actual performance levels (as determined by the Compensation Committee in its sole discretion).
PAY RATIO
As required by SEC rules, we disclose below the 2024 annual total compensation of: (i) our CEO, Brady D. Ericson, who leads our global workforce of over 12,500 employees; (ii) the 2024 annual total compensation of our median employee; and (iii) the ratio of their respective annual total compensation amounts to each other. We calculated the annual total compensation for both Mr. Ericson and our median employee using the same methodology that is used for the Summary Compensation Table.
•Mr. Ericson’s annual total compensation — $9,729,623
•Our median employee’s annual total compensation — $20,400
•Ratio of Mr. Ericson’s annual total compensation to our median employee’s annual total compensation — 477:1
Pay Ratio Methodology
SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure, and compensation plans, policies and procedures. In determining our median employee, we chose October 31, 2024 as the determination date, which date is within the last three months of our last completed fiscal year. As of this date, PHINIA and its consolidated subsidiaries employed 12,774 persons, 445 of which were located in the U.S. and 12,329 of which were located outside of the U.S. Applying the “de minimis” exemption under SEC rules, we then excluded a total of 440 employees in the following jurisdictions, which constituted all of our employees in each referenced jurisdiction: Australia (13), Belgium (3), Germany (37), India (231), Italy (12), Japan (11), Korea (62), Luxembourg (32), Morocco (1), Netherlands (2), Portugal (5), Singapore (6), Spain (22) and United Arab Emirates (3). These excluded employees collectively comprised less than five percent of our global employee population. As a result of these exclusions, our median employee was determined from a total of 12,334 employees, 445 of which were located in the U.S. and 11,889 of which were located outside of the U.S.
Consistent with SEC requirements, we reviewed our global employee population (excluding the de minimis employees noted above and Mr. Ericson) as of October 31, 2024 to prepare the pay ratio analysis. We used a consistently applied compensation measure across our global employee population (excluding the de minimis employees noted above and Mr. Ericson) to calculate the median employee compensation. For our consistently applied compensation measure, we calculated total cash compensation for the trailing 12 months preceding October 31, 2024 for each applicable employee, defined as base pay or wages, plus overtime cash incentives, and allowances, and excluding all non-cash incentives, equity settled incentives, benefits-in-kind or fringe benefits, or other non-cash items inclusive of income. We then calculated the median employee’s actual 2024 fiscal year compensation in the same manner as the NEOs’ compensation as presented in the Summary Compensation Table. Since our median employee is located in Mexico, we converted that employee’s compensation from Mexican Pesos to U.S. Dollars at an exchange rate of 0.04934, calculated using the average month-end rates for 2024.
The pay ratio reported above is calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. In determining our median employee, except as described above, we did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments) or estimates (e.g., statistical sampling) to identify our median employee or to determine annual total compensation or any elements of annual total compensation for our median employee or Mr. Ericson.
Once we identified our median employee, we calculated such employee’s annual total compensation as described above for purposes of determining the ratio of Mr. Ericson’s annual total compensation to such employee’s annual total compensation.

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PAY VERSUS PERFORMANCE
We disclose below pay versus performance information, including the relationship between executive compensation actually paid, as calculated by SEC rules, and Company performance.
Pay Versus Performance Table

Pay Versus Performance
Year (a)	Summary Compensation Table Total for PEO (b)(1)	Compensation Actually Paid to PEO (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (h)	Adjusted Free Cash Flow (i)(4)
					PHINIA Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)

2024	$9,729,623	$19,984,947	$1,807,233	$2,911,033	$136.62	$95.99	$79,000,000	$253,000,000

2023	$8,180,043	$9,382,637	$1,714,367	$1,737,186	$83.97	$97.97	$102,000,000	$161,000,000

(1)Mr. Ericson served as our principal executive officer (PEO) for each of 2024 and 2023. Our 2024 non-PEO NEOs included Mses. Gropp and Di Beasi and Messrs. Boyle and Logar. Our 2023 non-PEO NEOs included Mses. Gropp and Di Beasi and Messrs. Boyle and Todd Anderson.
(2)For each of 2024 and 2023, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

PEO	2024	2023

Summary Compensation Table (SCT) Total for PEO (column (b))	$9,729,623	$8,180,043
- aggregate change in actuarial present value of pension benefits	0	0
+ service cost of pension benefits	0	0
+ prior service cost of pension benefit	0	0
- SCT “Stock Awards” column value	5,951,898	5,891,782
- SCT “Option Awards” column value	0	0
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	11,161,704	6,357,568
+/- change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	3,966,249	(51,145)
+ vesting date fair value of equity awards granted and vested in the covered year	0	787,953
+/- change in fair value of equity awards granted in prior years that vested in the covered year	1,079,269	0
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	0	0
+ dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	0	0
+ excess fair value for equity award modifications	0	0
Compensation Actually Paid to PEO (column (c))	$19,984,947	$9,382,637

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PAY VERSUS PERFORMANCE

Average for Non-PEO NEOs	2024	2023

Average SCT Total for Non-PEO NEOs (column (d))	$1,807,233	$1,714,367
- aggregate change in actuarial present value of pension benefits	0	0
+ service cost of pension benefits	0	0
+ prior service cost of pension benefits	0	0
- SCT “Stock Awards” column value	765,476	619,720
- SCT “Option Awards” column value	0	0
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	1,435,510	696,715
+/- change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	413,046	(6,269)
+ vesting date fair value of equity awards granted and vested in the covered year	0	0
+/- change in fair value of equity awards granted in prior years that vested in the covered year	20,720	(47,907)
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	0	0
+ dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	0	0
+ excess fair value for equity award modifications	0	0
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$2,911,033	$1,737,186
(3)TSR for the Company and the peer group was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on July 5, 2023 and in accordance with Items 201(e) and 402(v) of Regulation S-K. For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the 2024 Annual Report, the S&P 600 Automotive Parts & Equipment Index (for purposes of this Pay Versus Performance section only, the Peer Group). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(4)Adjusted Free Cash Flow is calculated as set forth in Annex A.
Pay Versus Performance Relationship Descriptions
The following graphical comparisons describe the relationships between certain figures included in the Pay Versus Performance Table for each of 2024 and 2023, including: (i) a comparison between our cumulative TSR and the TSR of the Peer Group; and (ii) comparisons between (a) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (b) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance Table.

☐	PEO CAP	☐	Avg Non-PEO NEO CAP

	PHINIA TSR		Peer Group TSR

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PAY VERSUS PERFORMANCE

☐	PEO CAP	☐	Avg Non-PEO NEO CAP	☐	Net Income

☐	PEO CAP	☐	Avg Non-PEO NEO CAP	☐	Adjusted Free Cash Flow

Tabular List of Financial Performance Measures
The following table lists the financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2024 to Company performance.

Adjusted Free Cash Flow
Economic Value Added
Relative TSR (compensation peer group)

Proxy Statement | 2025 | 63

Proposal 3	Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the selection, compensation, and oversight of the work of our independent registered public accounting firm. To assure continuing audit independence and objectivity, the Audit Committee is involved in the selection of the firm’s lead engagement partner in accordance with SEC rules. Additionally, the Audit Committee has adopted a policy for pre-approving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the firm and assesses the impact the provision of any non-audit services may have on the firm’s independence.
The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. PwC has effectively served as PHINIA's independent auditor since 2022, including prior to the Spin-Off while operating under PHINIA's former parent.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for 2025. The Audit Committee believes the continued retention of PwC as our independent registered public accounting firm for 2025 is in the best interests of our Company and shareholders.
Although we are not required to seek shareholder ratification of the appointment of PwC as our independent registered public accounting firm, we are submitting PwC's appointment to our shareholders for ratification at the Annual Meeting as a matter of good corporate practice and to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of our Company and shareholders.
Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

64 | 2025 | Proxy Statement

PROPOSAL 3
Independent Auditor’s Fees
The following table sets forth the fees for services provided or billed by PwC during the fiscal years ended December 31, 2024 and December 31, 2023. Prior to completion of the Spin-Off in July 2023 and while operating under PHINIA's former parent, PHINIA did not separately engage an independent registered public accounting firm.

Fee Type	2024	2023

Audit Fees	$5,475,000	$5,580,000

Audit-Related Fees	—	47,500

Tax Fees	2,643,000	747,450

All Other Fees	48,000	147,000

Total	$8,166,000	$6,521,950

Audit Fees for 2024 and 2023 consisted of fees related to the audit of the Company’s consolidated and subsidiary financial statements, as well as fees for services customarily provided by an independent auditor in connection with quarterly and annual reports filed with the SEC.
Audit-Related Fees for 2023 consisted of fees related to tax audit certifications.
Tax Fees for 2024 and 2023 consisted of fees related to tax compliance, tax advice, and tax planning, including the review of certain tax returns, tax audit assistance, and consulting on tax planning matters.
All Other Fees for 2024 consisted of fees for regulatory compliance services and licensing fees for technical research tools. For 2023, such fees related to operational aspects of certain employee benefit plans and licensing fees for technical research tools.
Pre-Approval Policy of Services Performed by Independent Auditors
The Audit Committee is responsible for pre-approving audit and other services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by the independent auditor during the fiscal year, subject to dollar limitations set by the Audit Committee.
Before PHINIA or any of its subsidiaries engages the independent auditor to render a service, the engagement must be either (i) specifically approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policy as provided therein. Any proposed services exceeding pre-approved cost levels under the policy require specific pre-approval by the Audit Committee before the service is provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.
Under the policy, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair with any pre-approval decisions reported to, and submitted for ratification by, the Audit Committee at its next scheduled meeting.
All of the fees paid to PwC for services rendered during 2024 were pre-approved by the Audit Committee or the Audit Committee Chair in accordance with the policy.

Proxy Statement | 2025 | 65

PROPOSAL 3

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed with PwC the firm’s independence.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board:

D’aun Norman, Chair	Robin Kendrick	Roger J. Wood

66 | 2025 | Proxy Statement

BENEFICIAL OWNERSHIP OF COMPANY STOCK
Directors and Executive Officers
The following table presents information as of March 24, 2025, the record date for the Annual Meeting (the Record Date), regarding the beneficial ownership of the Company's common stock by (i) each director and director nominee, (ii) each NEO, and (iii) all directors, director nominees, and executive officers as a group.

Name	Shares Beneficially Owned(1)(2)	Shares of Common Stock Acquirable within 60 Days(3)	Percent of Class(4)

Robert Boyle	37,279	—	*

Samuel R. Chapin	20,556	—	*

Alisa Di Beasi	36,807	—	*

Brady D. Ericson	372,897	—	*

Chris P. Gropp(5)	71,199	—	*

Robin Kendrick(6)	32,350	—	*

Matthew Logar	19,644	—	*

Latondra Newton	16,556	—	*

D’aun Norman	16,556	—	*

Meggan M. Walsh	2,793	—	*

Rohan S. Weerasinghe(7)	22,698	—	*

Roger J. Wood	16,556	—	*

All directors, director nominees, and executive officers as a group (21 persons)	804,245	—	2.0%

*    Represents less than one percent of the total number of shares of common stock outstanding.
(1)Amounts reflect beneficial ownership as calculated under SEC rules. Except as otherwise noted, the named persons have sole voting and investment power over the indicated number of Company shares. Amounts also include all Company shares held in trust over which the person has shared voting power or investment power. None of the shares are pledged by any person in this table.
(2)Amounts include the following shares of restricted stock: Mr. Boyle, 25,221; Mr. Chapin, 3,336; Ms. Di Beasi, 22,845; Mr. Ericson, 227,490; Ms. Gropp, 53,131 (including 2,894 shares held by her spouse); Mr. Kendrick, 3,336; Mr. Logar, 18,426; Ms. Newton, 3,336; Ms. Norman, 3,336; Ms. Walsh, 2,793; Mr. Weerasinghe, 3,336; Mr. Wood, 3,336; and all directors, director nominees, and executive officers as a group, 441,129.
(3)Beneficial ownership includes securities that an individual or entity has the right to acquire, such as through the vesting of restricted stock units, within 60 days of the Record Date. Such securities, including shares of our common stock that are subject to restricted stock units vesting within 60 days of the Record Date, are deemed to be outstanding for computing the percentage ownership of the person holding such securities and the percentage ownership of any group in which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.
(4)Based on 39,804,513 shares of common stock outstanding as of the Record Date.
(5)Includes 3,871 shares (including 2,894 shares of restricted stock) directly held by Ms. Gropp’s spouse, of which Ms. Gropp disclaims beneficial ownership.
(6)Includes 15,794 shares held by a trust.
(7)Includes 12 shares held in a managed account.

Proxy Statement | 2025 | 67

BENEFICIAL OWNERSHIP OF COMPANY STOCK
Certain Other Beneficial Owners
The following table presents information known to the Company, regarding the beneficial ownership of Company common stock by holders of more than five percent of the outstanding shares of Company common stock, as of the dates indicated below.

Name	Amount and Nature of Beneficial Ownership	Percent of Class(4)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,697,191(1)	16.8%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,305,726(2)	13.3%

Integrated Core Strategies (US) LLC Millennium Management LLC Millennium Group Management LLC Israel A. Englander 399 Park Avenue New York, NY 10022	2,272,842(3)	5.7%

(1)As of September 30, 2024, based on its Schedule 13G/A filed with the SEC on November 8, 2024, BlackRock, Inc. indicated that it beneficially owns 6,697,191 shares, for which it has sole voting power with respect to 6,607,355 shares, shared voting power with respect to no shares, sole dispositive power with respect to 6,697,191 shares and shared dispositive power with respect to no shares. BlackRock, Inc. is the parent of several subsidiaries that hold the shares listed in the table, of which BlackRock Fund Advisors beneficially owns more than 5% of the Company’s common stock.
(2)As of December 29, 2023, based on its Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group indicated that it beneficially owns 5,305,726 shares, for which it has sole voting power with respect to no shares, shared voting power with respect to 16,261 shares, sole dispositive power with respect to 5,240,205 shares and shared dispositive power with respect to 65,521 shares.
(3)As of October 31, 2024, based on its Schedule 13G filed with the SEC on November 6, 2024, (i) Integrated Core Strategies (US) LLC indicated that it beneficially owns 2,242,013 shares, for which it has sole voting power with respect to no shares, shared voting power with respect to 2,242,013 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 2,242,013 shares; and (ii) Millennium Management LLC, Millennium Group Management LLC, and Israel A. Englander indicated that they each beneficially own 2,272,842 shares, for which each has sole voting power with respect to no shares, shared voting power with respect to 2,272,842 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 2,272,842 shares. The securities disclosed as beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Mr. Englander are held by entities subject to voting control and investment discretion by Millennium Management LLC and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC).
(4)Based on 39,804,513 shares of common stock outstanding as of March 24, 2025, the Record Date.

68 | 2025 | Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information regarding the Company’s common stock that is authorized for issuance under the Company’s equity compensation plan as of December 31, 2024.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	1,439,225	(1)	$—	(2)	3,624,981	(3)

Equity compensation plans not approved by security holders

Total	1,439,225	(1)	$—	(2)	3,624,981	(3)

(1)Represents shares underlying awards that have been granted under the terms of the Stock Incentive Plan. Amount represents 1,057,689 shares of common stock subject to outstanding RSUs and 381,536 shares of common stock subject to outstanding PSUs (assuming maximum achievement).
(2)PHINIA does not have awards outstanding with an exercise price.
(3)Amount represents shares of common stock remaining available for future awards under the Stock Incentive Plan.

Proxy Statement | 2025 | 69

ANNUAL MEETING AND OTHER INFORMATION
2025 Annual Meeting
What is the purpose of the Annual Meeting?
The Annual Meeting provides shareholders with the opportunity to act upon the proposals described in the Notice of Annual Meeting of Shareholders. The Annual Meeting also serves as an opportunity for Company leadership to present information regarding the Company’s business, governance, and performance and respond to questions from shareholders.
Who is entitled to attend the Annual Meeting?
Only holders of Company common stock as of the close of business on March 24, 2025, the Record Date for the Annual Meeting, or their authorized representatives by proxy may attend the Annual Meeting.
•Shareholder of Record. If your shares of common stock are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record with respect to those shares.
•Beneficial Owner of Shares. If your shares are held in an account with a broker, bank, or other similar organization, you are the beneficial owner of shares held in street name. The organization holding your account is considered the shareholder of record, and as a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.
How may I attend the Annual Meeting?
To attend the Annual Meeting, you will need to present valid photo identification and one of the following forms of proof of ownership to be admitted to the meeting.

Attendee	Permitted Proof of Ownership

Shareholder of Record
Any one of the following:
•Registered Shareholder List. Your name will be verified against our list of registered shareholders as of the Record Date.
•Proxy Card. The proxy card you received in the mail or, if you have already voted and returned your proxy card, the top part of the proxy card marked “Keep this Portion for Your Records.”
•Notice of Internet Availability of Proxy Materials (Notice). The Notice you received in the mail containing a valid control number.
•Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website, and a valid control number.

Beneficial Owner of Shares
Any one of the following:
•Voting Instruction Form. The voting instruction form you received in the mail from your broker, bank, or other similar organization holding your shares containing a valid control number.
•Notice. The Notice you received in the mail containing a valid control number.
•Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website, and a valid control number.
•Account Statement. Your account statement showing your share ownership as of the Record Date.
•Legal Proxy. A valid legal proxy containing a valid control number or a letter from a shareholder of record naming you as proxy.
•Letter from Intermediary. A letter from your bank, broker, or similar organization holding your shares confirming your ownership as of the Record Date.

Please note that the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. No late admittance will be permitted. For security purposes, no large bags, backpacks, briefcases, packages, or umbrellas will be permitted in the meeting room or adjacent areas, and other items will be subject to search. The use of cameras, audio or video recording equipment, cell phones, computers, and similar devices and recording equipment will be prohibited during the Annual Meeting.

70 | 2025 | Proxy Statement

ANNUAL MEETING AND OTHER INFORMATION
Voting
Who may vote and what constitutes a quorum?
Only shareholders of record and beneficial owners holding Company common stock at the close of business on the Record Date are entitled to receive notice of, and to vote before or at, the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.
A quorum is the presence, in person or by proxy, of shareholders holding a majority of the stock of the Company entitled to vote as of the Record Date. A quorum is necessary to conduct business at the Annual Meeting. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum.
How do I vote?
Before the Annual Meeting. If you wish to vote in advance of the meeting use one of the following methods. Your vote must be received prior to 11:59 p.m. Eastern Time on May 20, 2025.
•By Internet. Visit www.proxyvote.com, enter the control number on your proxy card, voting instruction form, or Notice, and follow the instructions on the website.
•By Phone. Call 1-800-690-6903, enter the control number on your proxy card, voting instruction form, or Notice, and following the recorded instructions.
•By Mail. If you received printed copies of the proxy materials, you may vote by completing, signing, and returning the proxy card or voting instruction form included with your materials.
If you are a shareholder of record, and you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.
If you are a beneficial owner, your broker, bank, or other similar organization is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction form to them or by following the instructions provided to you for voting your shares via the Internet or phone. For purposes of the Annual Meeting, only the ratification of the appointment of PwC as our independent registered public accounting firm (Proposal 3) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Proposals 1 and 2), you will need to communicate your voting decisions to your bank, broker, or other similar organization before the date of the Annual Meeting.
During the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. If you are a beneficial owner and you wish to vote at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or similar organization holding your shares and bring it with you to hand in with your ballot. See “How may I attend the Annual Meeting” in the 2025 Annual Meeting section of this Proxy Statement for instructions regarding how to obtain admission to the Annual Meeting.
Early Voting Is Encouraged. Even if you plan to attend the Annual Meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.
What happens if I do not provide instructions on how to vote?
If you are a shareholder of record and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.
If you are a beneficial owner and do not vote your shares at the Annual Meeting, you must instead instruct your broker, bank, or other similar organization on how to vote your shares using the voting instruction form provided by that intermediary. If you do not vote your shares at the Annual Meeting and do not provide voting instructions, whether your shares can be voted by your intermediary depends on the type of proposal being voted upon.
•Non-Routine Items. If you do not provide voting instructions for Proposal 1 and/or Proposal 2, your intermediary cannot vote your shares on such proposal, resulting in a “broker non-vote.” All items of business other than Proposal 3 (Ratification of the Appointment of PricewaterhouseCoopers LLC as Our Independent Registered Public Accounting Firm) are non-routine items. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for purposes of voting on any of the non-routine items.
•Routine Items. Even if you do not provide voting instructions, your broker, bank, or other similar organization may vote on Proposal 3 (Ratification of the Appointment of PricewaterhouseCoopers LLC as Our Independent Registered Public Accounting Firm) because it is a routine item.

Proxy Statement | 2025 | 71

ANNUAL MEETING AND OTHER INFORMATION
What are the proposals, Board recommendations, and votes required to adopt each proposal, and how are votes counted?
At the close of business on the Record Date, the Company had 39,804,513 outstanding shares of common stock. Each share of common stock outstanding on the Record Date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
A description of the voting requirements and related effect of abstentions and broker non-votes on each item is as follows.

Proposal	Board Recommendation	Voting Options	Votes Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	“FOR” each nominee	“For,” “Against,” or “Abstain” on each nominee	Majority of votes cast	None

Proposal 2: Advisory Approval of the Compensation of Our Named Executive Officers	“FOR”	“For,” “Against,” or “Abstain”	Majority of votes cast	None

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	“FOR”	“For,” “Against,” or “Abstain”	Majority of votes cast	Abstentions have no effect. Brokers have discretion to vote on this item.

Can other business, in addition to the items listed on the agenda, be transacted at the meeting?
As of the date of this Proxy Statement, the Company knows of no other business to be presented for consideration at the Annual Meeting other than the items indicated in the Notice of Annual Meeting of Shareholders. In their discretion, the proxies designated on your proxy card are authorized to vote upon any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. In addition, the proxies designated on your proxy card may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
May I change my vote?
There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting. Please note that, in order to be counted, revocation or change of a prior vote via Internet, phone, or mail must be received by 11:59 p.m. Eastern Time on May 20, 2025.
•Vote again by the Internet or phone, as described above.
•Transmit a revised proxy card or voting instruction form that is dated later than the prior one.
•Shareholders of record may vote in person at the Annual Meeting or notify the Company’s Secretary in writing that a prior proxy is revoked.
The latest-dated, timely, and properly completed proxy that you submit, whether by the Internet, phone, mail, or in person, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote by ballot at the Annual Meeting or specifically request in writing that your prior proxy be revoked.
Who tabulates the votes?
An inspector of election provided by Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspector of election at the Annual Meeting.

72 | 2025 | Proxy Statement

ANNUAL MEETING AND OTHER INFORMATION
Where will I be able to find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within the four business days after the Annual Meeting.
How are proxies being solicited and who pays for the related expenses?
Proxies are being solicited principally by mail, phone, and through the Internet. We will pay the expenses in connection with the solicitation of proxies. We have retained Morrow Sodali LLC to act as proxy solicitor for an estimated fee of $11,000, plus reimbursement of out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.
Proxy Materials
How may I obtain a printed copy of the proxy materials?
As permitted by SEC rules and regulations, we use the internet as the primary means of furnishing proxy materials to shareholders by sending a Notice of Internet Availability of Proxy Materials or email with instructions on how to access the proxy materials online at www.proxyvote.com and to request a printed copy of the proxy materials, if preferred.
The Company will provide by mail or email, without charge, a copy of this Proxy Statement, the 2024 Annual Report, and proxy materials for future annual meetings (once available) at your request. Please direct all requests to PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, call 248-732-1900, or email investors@phinia.com. These materials also are available, free of charge, on PHINIA’s website at investors.phinia.com.
If you received printed copies of the proxy materials this year and would like to access proxy materials online beginning next year, please follow the instructions located at www.proxyvote.com. We encourage shareholders to take advantage of the availability of proxy materials online to help reduce the environmental impact of our annual meetings and our related printing and mailing costs.
What is “householding”?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. PHINIA and some brokers may household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker, other intermediary, or the Company that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders of record no longer wish to participate in householding and would prefer to receive separate proxy statements, they should notify the Company. If beneficial owners no longer wish to participate in householding, they should notify their broker or other intermediary through which their shares are held.
Please contact PHINIA Investor Relations at PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Investor Relations, investors@phinia.com, or 248-732-1900 if you:
•participate in householding and wish to receive a separate copy of our Notice, Proxy Statement, or 2024 Annual Report for this Annual Meeting, or wish to receive separate copies of such materials for future meetings; or
•share an address and wish to request delivery of a single copy of proxy materials, rather than receiving multiple copies.
Shareholder Proposals for the 2026 Annual Meeting
Proposals to Be Included in the Proxy Statement
Rule 14a-8 Proposals. Under SEC rules, shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, on or before December 9, 2025 in order to be considered for inclusion in the proxy materials relating to the

Proxy Statement | 2025 | 73

ANNUAL MEETING AND OTHER INFORMATION
2026 annual meeting. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy materials in accordance with applicable regulations governing the solicitation of proxies.
Proxy Access. Our Amended and Restated By-Laws include provisions permitting, subject to certain terms and conditions set forth therein, shareholders who have maintained continuous qualifying ownership of at least 3% of the voting power of all shares of stock of the Company issued and outstanding and entitled to vote for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement (or, if such amount is not a whole number, the closest whole number below 20%). Proxy access candidates and the shareholder nominators meeting the qualifications and requirements set forth in our Amended and Restated By-Laws will be included in the Company’s proxy statement and on the Company’s form of proxy. To be timely, an eligible shareholder's proxy access notice must be delivered to, or mailed and received by, the Company's Secretary at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, not earlier than the 150th calendar day and no later than the close of business on the 120th calendar day prior to the anniversary of the date the Company commenced mailing of its proxy materials in connection with the most recent annual meeting. For the 2026 annual meeting of shareholders, such notice must be delivered no earlier than November 9, 2025 and no later than December 9, 2025.
Proposals Not to Be Included in the Proxy Statement
Advance Notice Director Nominations. Our Amended and Restated By-Laws provide that any shareholder entitled to vote at an annual shareholders' meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the shareholder notice must be delivered to the Company’s Secretary at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, written notice of the shareholder's intent to make such a nomination or nominations not earlier than the close of business on the 120th day prior to nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting date, except as otherwise provided in our Amended and Restated By-Laws. For the 2026 annual meeting of shareholders, such notice must be delivered to the Secretary not earlier than the close of business on January 21, 2026 and not later than the close of business on February 20, 2026.
If the number of directors to be elected to the Board is increased by the Company and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
A shareholder nominating a director for election must provide the information regarding that nominee in the format and with the content required by our Amended and Restated By-Laws, and otherwise comply with all applicable requirements in our Amended and Restated By-Laws. Such requirements include, without limitation, information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between the proposed nominee and the nominating shareholder, a completed questionnaire with respect to the background and qualification of the proposed nominee, and if applicable, a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that certain of our directors, officers, and shareholders who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and changes in ownership. The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any known late filings or failures to file. Based solely on our review of Section 16(a) reports filed electronically with the SEC and written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to those directors, officers, and 10% shareholders were satisfied, except that one Form 4 filing for Chris P. Gropp including one transaction relating to shares held by her spouse was filed late on September 17, 2024.

74 | 2025 | Proxy Statement

ANNEX A: NON-GAAP FINANCIAL MEASURES
This Proxy Statement contains information about the Company’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (GAAP). In this Annex A, such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures or accompanied by a description of how such measures are calculated from the Company's financial statements. The reconciliations include all information reasonably available to the Company as of the date of this filing.
Management believes these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures presented by the Company may not be comparable to similarly-titled measures reported by other companies.
Adjusted Sales (Unaudited). The Company defines Adjusted Sales as net sales adjusted to exclude certain agreements with the Company's former parent that were entered into in connection with the Spin-Off. Management believes that adjusted sales is useful to investors, as it provides improved comparability between periods through the exclusion of certain temporary agreements with our former parent that are not indicative of the Company’s ongoing operations.

(in millions)	Year Ended December 31, 2024

Net sales	$3,403

Spin-Off agreement adjustment	(23)

Adjusted Sales	$3,380

Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited). The Company defines adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) as net earnings less: depreciation and tooling amortization; interest; taxes; restructuring expense; separation and transaction costs; equity in affiliates' earnings, net of tax; impairment charges; other net expenses; and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by Adjusted Sales. Management utilizes adjusted EBITDA and adjusted EBITDA margin in its financial decision-making process and to evaluate performance of the Company's consolidated results. Management also believes adjusted EBITDA and adjusted EBITDA margin are useful to investors in assessing the Company’s ongoing consolidated financial performance, as they provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance.

(in millions)	Year Ended December 31, 2024

Net earnings	$79

Depreciation and tooling amortization	132

Interest expense	99

Provision for income taxes	108

Intangible asset amortization expense	28

Interest income	(16)

EBITDA	$430

Separation and transaction costs	31

Asset impairment	21

Restructuring expense	14

Gains for other one-time events	(7)

Equity in affiliates’ earnings, net of tax	(11)

Adjusted EBITDA	$478

Adjusted Sales	$3,380

Adjusted EBITDA Margin %	14.1%

Proxy Statement | 2025 | A-1

ANNEX A: NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow (Unaudited). The Company defines Adjusted Free Cash Flow as net cash provided by operating activities after adding back adjustments related to the ongoing effects of separation-related transactions, less capital expenditures including tooling outlays. Management believes that adjusted free cash flow is useful to investors in assessing the Company's ability to service and repay its debt and return capital to shareholders. Further, management uses this non-GAAP measure for planning and forecasting.

(in millions)	Year Ended December 31, 2024	Year Ended December 31, 2023

Net cash provided by operating activities	$308	$250

Capital expenditures, including tooling outlays	(105)	(150)

Effects of separation-related transactions	50	61

Adjusted Free Cash Flow	$253	$161

Economic Value Added (Unaudited). The Company defines EVA as: (i) operating income adjusted to exclude (a) the impact of restructuring expense, separation and transaction costs, impairment charges, other net expenses, and other gains and losses not reflective of the Company’s ongoing operations and (b) acquisition-related intangibles amortization expense because it pertains to non-cash expenses that the Company does not use to evaluate core operating performance; (ii) net of income taxes calculated at a fixed composite statutory rate (currently 28%); less (iii) capital invested multiplied by cost of capital. Management uses EVA to assess the Company’s ability to leverage capital and generate long-term shareholder value. Management believes it is useful to investors to utilize EVA as a financial performance measure in the Company’s annual cash incentive for our NEOs under the PHINIA MIP because it is generally believed to be reflective of true economic profit beyond accounting profits and to incentivize true value creation for shareholders, including having a high correlation to share price.

(in millions)	Year Ended December 31, 2024

Operating income	$259

Separation and transaction costs	31

Asset impairment	21

Intangible asset amortization expense	28

Restructuring expense	14

(Gains) losses for other one-time events	(7)

Adjusted operating income	346

Less: Income taxes	(97)

Adjusted net operating profit after tax	249

Capital invested(1)	1,562

Cost of capital(2)	15%

Capital invested x Cost of capital	234

Economic Value Added	$14.9

(1)Monthly average of the sum of debt and stockholders' equity less cash and cash equivalents, goodwill, separation-related payables and receivables, intangible assets, investment in unconsolidated joint venture, lease assets, frozen pension plan liabilities, lease liabilities, accrued interest, and income tax balances.
(2)Assumed rate of return on capital invested required to fairly compensate debt and equity investors (currently 15%).

A-2 | 2025 | Proxy Statement

PHINIA | 3000 University Drive, Auburn Hills, MI 48326, USA

PHINIA INC.
3000 UNIVERSITY DRIVE
AUBURN HILLS, MI 48326

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70885-P24830

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHINIA INC.

The Board of Directors recommends you vote "FOR" each nominee listed in Item 1, and "FOR" Items 2 and 3:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Samuel R. Chapin	☐	☐	☐
1b. Brady D. Ericson	☐	☐	☐
1c. Robin Kendrick	☐	☐	☐
1d. Latondra Newton	☐	☐	☐
1e. D’aun Norman	☐	☐	☐
1f. Meggan M. Walsh	☐	☐	☐
1g. Rohan S. Weerasinghe	☐	☐	☐
1h. Roger J. Wood	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V70886-P24830

PHINIA INC.
ANNUAL MEETING OF SHAREHOLDERS
May 21, 2025
9:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Robert Boyle and Kelly A. Albin, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the shareholder, as designated on the reverse side of this ballot, all of the shares of Common Stock of PHINIA Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time, on May 21, 2025, at PHINIA Inc. Global Headquarters, 3000 University Drive, Auburn Hills, MI 48326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side